                                                                       Exhibit 3


                           CERTIFICATE OF DESIGNATIONS

                                       OF

                          8.00% REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK SETTING FORTH THE POWERS,
                        PREFERENCES AND RIGHTS, AND THE
                         QUALIFICATIONS, LIMITATIONS AND
                 RESTRICTIONS THEREOF, OF SUCH PREFERRED STOCK
                          OF LUCENT TECHNOLOGIES INC.

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Lucent Technologies Inc., a Delaware corporation (the "Company"), does hereby certify that a committee of the Board of Directors of the Company (the "Board of Directors"), pursuant to the authority duly conferred thereon by the Board of Directors, duly adopted the following resolution and that such resolution has not been modified and is in full force and effect:

         RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation") and the authority conferred by the Board of Directors on this committee of the Board of Directors, a series of preferred stock of the Company is hereby created and the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth below in this Certificate of Designations (this "Certificate"):

         SECTION 1. Number; Designation; Registered Form. (a) The shares of such series shall be designated as "8.00% Redeemable Convertible Preferred Stock" (the "Preferred Stock") and shall have a par value of $1.00 per share. The number of shares constituting the Preferred Stock shall be 1,885,000. Certificates for shares of Preferred Stock shall be issuable only in registered form.

          (b) All shares of Preferred Stock redeemed, purchased, exchanged, converted or otherwise acquired by the Company shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, and may thereafter be reissued.

          (c) Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 11 below.

         SECTION 2. Ranking. The Preferred Stock will rank, with respect to dividend rights and rights upon liquidation, winding-up or dissolution:

         (a) junior to Senior Stock and the Company's existing and future debt obligations;

          (b) on a parity with Parity Stock; and

          (c) senior to Junior Stock.

         SECTION 3. Dividends. (a) If the conditions to payment set forth in
Section 3(b)(ii) below are satisfied, the Board of Directors, or any duly authorized committee thereof, shall declare non-cumulative dividends at the annual rate of 8.00% of the aggregate applicable Accreted Liquidation Preference, as such may be adjusted from time to time pursuant to Section 3(d) hereof, to be payable on each Dividend Payment Date, as set forth below. Dividends are payable on February 1 and August 1 of each year (each, a "Dividend Payment Date"), beginning on February 1, 2002. If any of those dates is not a Business Day, then dividends will be payable on the next succeeding Business Day. The dividends payable on any Dividend Payment Date will accrue from the beginning of the Dividend Period for that Dividend Payment Date. The first Dividend Period will begin on August 6, 2001, even if shares of Preferred Stock are issued after that date. Dividends will be payable to holders of record as they appear in the Company's stock records at the close of business on January 1 and July 1 of each year (each, a "Dividend Payment Record Date"). Dividends payable on the shares of Preferred Stock for any period other than a full semi-annual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. All references in this Certificate to dividends or to a dividend rate shall be deemed to include Additional Dividends or to reflect any adjustment to the dividend rate applicable to the Preferred Stock pursuant to
Section 3(d) hereof, as the case may be, if such Additional Dividends are then payable, as described in Section 3(d) below.

          (b) (i) The Company may pay dividends, at its option, in cash or by delivering shares of Common Stock to the Transfer Agent on behalf of the holders of the Preferred Stock, to be sold on the holders' behalf for cash. By and on acquiring the Preferred Stock, each holder is deemed to appoint the Transfer Agent as such holder's agent for any such sale, and the Transfer Agent will serve as a designated agent of the holders of the Preferred Stock in making any such sales. To pay dividends in shares of Common Stock, the Company must deliver to the Transfer Agent a number of shares of Common Stock which, when sold by the Transfer Agent on the holders' behalf, will result in net cash proceeds to be distributed to the holders in an amount equal to the cash dividend otherwise payable to the holders of Preferred Stock. If the Company pays dividends in shares of Common Stock by delivering them to the Transfer Agent, those shares will be owned beneficially by the holders of the Preferred Stock upon delivery to the Transfer Agent, and the Transfer Agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders until the Dividend Payment Date at which time a proportion of the net cash proceeds equal to the non-cash component of the declared dividend and any declared Paydown Amount of the Preferred Stock will be distributed to the holders entitled thereto with any remainder to continue to be held by the Transfer Agent for the exclusive benefit of the holders and pooled with the net cash proceeds from future sales of Common Stock delivered to the Transfer Agent pursuant to this paragraph. If a registered holder as of a particular Dividend Payment Record Date provides an irrevocable notice to the Transfer Agent on or before that Dividend Payment Record Date not to sell shares of Common Stock held on behalf of that holder, to the extent the Company elects to pay such dividend by delivering shares of Common Stock to provide cash to pay all or a portion of the dividends or Paydown Amount payable to such holder, the Transfer Agent will deliver to or for the account of the holder promptly after their receipt by the Transfer Agent, shares of Common Stock having a value equal to the cash dividends otherwise payable to such holder based on the average of the Sale Prices of Common Stock over the five Trading Day period ending on the third Business Day prior to the applicable Dividend Payment Date. Those shares will be treated as restricted securities, will bear a legend to that effect and will be issued in physical certificated form. In lieu of issuing fractional shares of Common Stock, the Company will deliver scrip that will entitle the holder to receive a full share of Common Stock upon surrender of such scrip aggregating a full share.

         (ii) To pay dividends on any Dividend Payment Date, whether in cash or in shares of Common Stock, (A) the Company shall have funds legally available to make such payment and (B) such payment shall not, as determined by the Board of Directors, continue or cause a default under any provision of applicable law or the Restated Certificate of Incorporation or the by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries. In addition, in order to pay dividends on any Dividend Payment Date in shares of Common Stock, (w) the shares of Common Stock delivered to the Transfer Agent shall have been duly authorized, (x) the Company shall have provided to the Transfer Agent an effective registration statement under the Securities Act permitting the immediate sale of the shares of Common Stock in the public market, (y) the shares of Common Stock, once purchased by the purchasers thereof, shall be validly issued, fully paid and nonassessable and (z) such shares shall have been registered under the Securities Exchange Act, if required, and shall be listed or admitted for trading on each United States securities exchange or market on which the Common Stock is then listed.

         If the Company is prohibited from paying dividends in cash because the condition set forth in clause (B) of this Section 3(b)(ii) is not satisfied, the Company must file, not later than 60 days after the initial issuance of the Preferred Stock, a registration statement for the purpose of satisfying the condition set forth in clause (x) of this Section 3(b)(ii) and shall use its reasonable best efforts to satisfy the conditions to paying such dividends in shares of Common Stock that are set forth in clauses (w) through (z) of this
Section 3(b)(ii).

          (c) If the Company is unable to pay dividends in full on the Preferred Stock on any Dividend Payment Date as described above in Section 3(a), the Accreted Liquidation Preference will be increased as of the first day of the immediately succeeding Dividend Period by the Accretion Amount in respect of the unpaid dividends. If the Company elects to pay a portion of the dividends payable on the Preferred Stock on a Dividend Payment Date and to accrete the unpaid portion, the Company will pay the current portion equally and ratably to the holders of Preferred Stock. The amount of dividends payable for any Dividend Period following a non-payment of dividends will be calculated on the basis of the Accreted Liquidation Preference as of the first day of the relevant Dividend Period.

         The Company may pay all or a portion of the amount by which the aggregate Accreted Liquidation Preference exceeds the aggregate Initial Liquidation Preference on any Dividend Payment Date. The Company may make such payment by either of the methods described in Section 3(b). The aggregate Accreted Liquidation Preference will be reduced as of the first day of the immediately succeeding Dividend Period by the amount of such payment (the "Paydown Amount").

         The Company will use its reasonable best efforts to provide Notice to the holders of the Preferred Stock not later than 15 days prior to each Dividend Payment Date if the Company determines that it will not pay dividends on that Dividend Payment Date. If a development occurs less than 15 days prior to a Dividend Payment Date that will prevent the Company from paying dividends on that Dividend Payment Date, and the Company has not already provided Notice, the Company will provide prompt Notice to the holders and the Transfer Agent. The Notice will indicate whether the Company will accrete all or a portion of the dividends, as well as the amount of the dividends to be accreted and whether the portion of dividends to be paid will be paid in cash or in Common Stock delivered to the Transfer Agent.

          (d) (i) With respect to the first 90-day period immediately following the occurrence of a Registration Default, the applicable dividend rate or accretion rate on the Preferred Stock for the relevant period will be increased by 0.25% per year (the "Additional Dividends") from and including the date of the Registration Default. The applicable dividend rate or accretion rate will increase by an additional 0.25% per year with respect to any subsequent 90-day period, but in no event will the additional dividend rate or accretion rate exceed 1.00% per year in the aggregate regardless of the number of Registration Defaults, until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual or accretion of Additional Dividends with respect to the Preferred Stock shall cease in accordance with the terms of the Registration Rights Agreement.

         (ii) If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the additional dividend rate or accretion rate for that subsequent Registration Default shall initially be 0.25%, regardless of the additional dividend rate or accretion rate in effect with respect to any prior Registration Default at the time of the cure of that Registration Default.

         (iii) The Company shall notify the Transfer Agent within five Business Days after each and every date on which a Registration Default occurs. Additional Dividends payable by the Company, shall be payable to the record holders of shares of Preferred Stock on each Dividend Payment Date in the manner provided for the payment or accretion of regular dividends.

         SECTION 4. Liquidation Preference.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the aggregate Accreted Liquidation Preference attributable to the shares held by such holder, plus an amount equal to all accrued and unpaid dividends on those shares from, and including, the immediately preceding Dividend Payment Date to, but excluding, the date of liquidation, dissolution or winding up, before any distribution is made on any Junior Stock, including Common Stock. After payment in full of the aggregate Accreted Liquidation Preference and an amount equal to all accrued and unpaid dividends to which holders of shares of Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of the assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to shares of Preferred Stock and all other Parity Stock are not paid in full, the holders of shares of Preferred Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and an amount equal to all accrued and unpaid dividends, if any, to which each such holder is entitled.

          (b) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         SECTION 5. Redemption. Shares of Preferred Stock shall be redeemable as provided below.

          (a) Mandatory Redemption. (i) On August 1, 2031, the Company will be obligated, subject to having legally available funds, to redeem all Outstanding shares of Preferred Stock at the Redemption Price, upon not less than 30 nor more than 60 days' prior Notice to the holders.

         (ii) The Company may, at its option, elect to pay the Redemption Price in cash or in shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof. The Company may pay the Redemption Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement.

          (b) Redemption at the Company's Option. (i) The shares of Preferred Stock shall not be redeemable at any time prior to August 15, 2006 (the "Initial Redemption Date"). After the Initial Redemption Date, the Company will have the option to redeem any Outstanding shares of Preferred Stock, out of funds legally available for payment on account of such redemption, at the Redemption Price upon not less than 30 nor more than 60 days' prior Notice.

         (ii) The Company may, at its option, elect to pay the Redemption Price in cash or in shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof. Notwithstanding the foregoing, the Company may pay such Redemption Price, whether in cash or in shares of Common Stock, only if the Company has funds legally available for such payment and may pay such Redemption Price in shares of Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement. In the case of any partial redemption, the Company will select the shares of Preferred Stock to be redeemed on a pro rata basis, by lot or any other method that the Company, in its discretion, deems fair and appropriate. However, the Company may redeem all of the shares of Preferred Stock held by any holders of fewer than 100 shares of Preferred Stock (or all the shares of Preferred Stock held by holders who would hold fewer than 100 shares of Preferred Stock as a result of such redemption).

         (iii) If fewer than all the shares of Preferred Stock represented by any share certificate are to be so redeemed, then, for the purposes of determining the number of such shares which will remain after redemption, any shares represented thereby which were converted before termination of the conversion right with respect to such shares shall be regarded as not having formed a part of the shares elected for redemption.

         (iv) If the Company elects to redeem the Preferred Stock in the manner described in this Section 5(b), the Company shall give Notice of such redemption (the "Redemption Notice") to the holders of record of shares of Preferred Stock not fewer than 30 days nor more than 60 days before the Redemption Date provided, however, that no failure to give such Redemption Notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of the Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said Redemption Notice or except as to the holder or holders whose Redemption Notice was defective. All such Redemption Notices shall identify the Preferred Stock to be redeemed (including CUSIP number) and shall state:

                  (A) the Redemption Date;

                  (B) the Redemption Price;

                  (C) whether the Company will pay the Redemption Price of the Preferred Stock in cash or Common Stock or any combination thereof, specifying the percentages of each;

                  (D) if the Company elects to pay in Common Stock, the method of calculating the Market Price of the Common Stock;

                  (E) if fewer than all Outstanding shares of Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Preferred Stock to be redeemed;

                  (F) that, on the Redemption Date, the Redemption Price will become due and payable upon each such share of Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

                  (G) the conversion price, the date on which the right to convert Preferred Stock to be redeemed will terminate and the place or places where such Preferred Stock may be surrendered for conversion; and

                  (H) the place or places where such Preferred Stock is to be surrendered for payment of the Redemption Price.

The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided, that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver the Redemption Notice in a timely fashion.

          (v) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all shares of Preferred Stock which are to be redeemed on that date other than any Preferred Stock called for redemption on that date that have been converted into shares of Common Stock prior to the date of such deposit. If any shares of Preferred Stock called for redemption are converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such shares of Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

         (vi) Notice of redemption having been given as aforesaid, the Redemption Price of the Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price), such shares of Preferred Stock shall no longer be Outstanding, dividends on such Preferred Stock shall cease to accrue, such shares shall cease to be convertible into Common Stock and all rights of the holders thereof as stockholders of the Company (except the right to receive the Redemption Price without interest) shall cease. Upon surrender of any certificate representing any such share of Preferred Stock for redemption in accordance with said notice, such Redemption Price shall thereupon be paid.

        (vii) In the event any certificate that represents more than one share of Preferred Stock, not all of which are subject to redemption, is surrendered at any office or agency of the Company designated for that purpose (with, if the

Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or such holder's attorney duly authorized in writing), the Company shall execute, and the Registrar shall countersign and deliver to the holder of such shares of Preferred Stock without service charge, a new certificate or certificates, representing any number of shares of Preferred Stock, as requested by such holder, in an aggregate amount equal to the number of shares not redeemed and represented by the certificate so surrendered.

          (c) Redemption at the Option of the Holder. (i) On the Redemption Dates of August 2, 2004, August 2, 2007, August 2, 2010 and August 2, 2016, the Company shall, at the option of the holder, be required, if funds are legally available, to redeem at the Redemption Price any Outstanding shares of Preferred Stock for which a written Redemption Notice has been properly delivered by the holder to the Transfer Agent and not withdrawn. Holders may submit their shares of Preferred Stock for redemption to the Transfer Agent at any time from the opening of business on the date that is 45 Business Days prior to such Redemption Date until the close of business on the Business Day that is three
(3) Business Days prior to such Redemption Date.

         The Company may, at its option, elect to pay the Redemption Price in cash or in shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof. The Company may pay the Redemption Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement.

         (ii) The Company will be required to give Notice on a date not less than 45 Business Days prior to each Redemption Date by providing Notice to all holders and to beneficial owners as required by applicable law, stating among other things:

                  (A) whether the Company will pay the Redemption Price of the Preferred Stock in cash or Common Stock or any combination thereof, specifying the percentages of each;

                  (B) if the Company elects to pay in Common Stock, the method of calculating the Market Price of the Common Stock; and

                  (C) the procedures that holders must follow to require the Company to redeem their Preferred Stock.

         The Redemption Notice given by each holder electing to require the Company to redeem their Preferred Stock must state:

                  (X) in the case of shares in certificated form, the certificate numbers of the holder's Preferred Shares to be delivered for redemption;

                  (Y) that the Preferred Shares are to be redeemed by the Company pursuant to the applicable provision of the Preferred Shares and this Certificate; and

                  (Z) in the event the Company elects, pursuant to the Notice that the Company is required to give, to pay the Redemption Price in Common Stock, in whole or in part, but the Redemption Price is ultimately to be paid to the holder entirely in cash because any condition to payment of the Redemption Price or portion of the Redemption Price in Common Stock is not satisfied prior to the close of business on the Redemption Date, as described below, whether the holder elects: (1) to withdraw the Redemption Notice as to some or all of the shares of Preferred Stock to which it relates, or (2) to receive cash in respect of the entire Redemption Price for all of the shares of Preferred Stock or portions of the shares of Preferred Stock subject to such Redemption Notice.

If the holder fails to indicate the holder's choice with respect to the election described in clause (Z) above, the holder shall be deemed to have elected to receive cash in respect of the entire Redemption Price for all shares of Preferred Stock subject to the Redemption Notice in these circumstances.

         (iii) Any Redemption Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Business Day that is three (3) Business Days prior to the Redemption Date. The notice of withdrawal shall state:

                  (A) the number of shares of Preferred Stock being withdrawn;

                  (B) in the case of shares in certificated form, the certificate numbers of the shares of Preferred Stock being withdrawn; and

                  (C) the number of shares of Preferred Stock, if any, that remain subject to the Redemption Notice.

         (iv) In lieu of delivering any fractional shares of Common Stock, the Company will deliver scrip that will entitle the holder to receive a full share of Common Stock upon surrender of such scrip aggregating a full share.

          (d) In the case of any redemption pursuant to Section 5(a), 5(b) or 5(c) or Section 9, the Company's right to redeem Preferred Stock, in whole or in part, with shares of Common Stock is subject to the following conditions:

                  (A) such shares shall be duly authorized, validly issued, fully paid and nonassessable;

                  (B) the Company shall have listed such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, on The Nasdaq National Market ("Nasdaq");

                  (C) the Company shall have registered such shares of Common Stock under the Securities Act and the Securities Exchange Act, if required; and

                  (D) the Company shall have obtained any necessary qualification or registration under applicable state securities law or an exemption from such qualification and registration shall be available.

         Subject to Section 5(c)(ii)(Z), if such conditions are not satisfied with respect to a holder prior to the close of business on any Redemption Date, the Company will pay the Redemption Price of such holder's shares of Preferred Stock entirely in cash unless the Company does not have funds legally available or the Company's credit facilities or other contractual obligations prohibit it from paying the Redemption Price in cash. The Company may not change the form or components or percentages of components of consideration to be paid for the shares of Preferred Stock once the Company has given any Notice that it is required to give to holders of the Preferred Stock, except as described in the first sentence of this paragraph.

         The Company shall provide Notice to the holders of the Preferred Stock reasonably promptly upon the determination of the actual number of shares of Common Stock deliverable upon any redemption of the Preferred Stock.

          (e) In the case of any redemption pursuant to Section 5(a), 5(b) or 5(c):

          (i) Payment of the Redemption Price for Preferred Stock is conditioned upon book-entry transfer of or physical delivery of the certificates representing the Preferred Stock, together with necessary endorsements, to the Transfer Agent at any time after delivery of the Redemption Notice. Payment of the Redemption Price for the Preferred Stock will be made promptly following the later of the

Redemption Date and the time of book-entry transfer of or physical delivery of certificates representing the Preferred Stock.

         (ii) If the Transfer Agent holds money or securities sufficient to pay the Redemption Price of Preferred Stock on the Business Day following the Redemption Date in accordance with the terms of this Certificate, then, immediately after the Redemption Date, the Preferred Stock will cease to be Outstanding, whether or not book-entry transfer is made or certificates representing the Preferred Stock are delivered to the Transfer Agent. At such time, all rights of a holder as a holder of Preferred Stock shall terminate, other than the right to receive the Redemption Price upon delivery of the certificates representing the Preferred Stock.

         (iii) The Company may pay the Redemption Price or any portion of the Redemption Price in shares of the Common Stock only if the information necessary to calculate the Market Price is publicly available.

         (f) If the Redemption Date falls after a Dividend Payment Record Date and before the related Dividend Payment Date, the holders of the shares of Preferred Stock at the close of business on that Dividend Payment Record Date will be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date. However, the aggregate Redemption Price payable on such Redemption Date will include only the aggregate Accreted Liquidation Preference of the shares being redeemed and will not include any amount in respect of accrued but unpaid dividends.

         SECTION 6. Voting Rights. (a) Holders of the Preferred Stock will not have any voting rights except as set forth below in this Section 6 or as otherwise from time to time required by law. So long as any shares of the Preferred Stock remain Outstanding, the Company shall not, without the consent of the holders of at least two-thirds of the shares of Preferred Stock Outstanding at the time (i) issue shares of or increase the authorized number of shares of any class or series of Senior Stock or (ii) amend the Company's Restated Certificate of Incorporation or the resolutions contained in this Certificate, whether by merger, consolidation, or otherwise, if the amendment would alter or change any power, preference or special right of the Outstanding Preferred Stock so as to materially and adversely affect the holders thereof. Notwithstanding the foregoing, any increase in the authorized number of shares of Common Stock or Preferred Stock or the authorization and issuance of other classes or series of Common Stock, Parity Stock or Junior Stock, or any issuance of Parity Stock or Junior Stock with voting or redemption rights that are different from the voting or redemption rights of the Preferred Stock shall not be deemed to be an amendment that alters or changes such powers, preferences or special rights so as to materially and adversely affect the holders of the Preferred Stock.

          (b) Any increase, decrease or change in the par value of any class or series of Capital Stock, including the Preferred Stock, will not be deemed to be an amendment that alters or changes the powers, preferences and special rights of the shares of Preferred Stock so as to materially and adversely affect the holders of the Preferred Stock.

         SECTION 7. Conversion Rights. (a) Each share of Preferred Stock shall be convertible at any time from and after the Initial Conversion Date, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock. The Preferred Stock will be convertible into Common Stock at an initial conversion price of $7.48 per share, adjusted as described below in Section 8. The number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock will be equal to the Accreted Liquidation Preference divided by the conversion price then in effect. The conversion price will not be increased in connection with an increase in the Accreted Liquidation Preference.

          (b) Conversion of shares of Preferred Stock may be effected by any holder upon the surrender to the Company, at the principal office of the Company or at the office of the Transfer Agent, as may be designated by the Board of Directors, of the certificate or certificates for such shares of Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating to the conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Preferred Stock being converted (or such holder's transferee) shall be entitled, and (ii) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, in each case, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (c) Shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date.

          (d) In case any shares of Preferred Stock are to be redeemed, the right of conversion shall cease and terminate, as to the shares of Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the date fixed for redemption, unless the Company shall default in the payment of the Redemption Price of those shares.

          (e) In connection with the conversion of any shares of Preferred Stock, no fractions of shares of Common Stock shall be issued. In lieu thereof, the Company shall deliver scrip that will entitle the holder to receive a full share of Common Stock upon surrender of such scrip aggregating a full share. If more than one share of Preferred Stock is surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Preferred Stock surrendered for conversion.

          (f) The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock a number of its authorized but unissued shares of Common Stock that will from time to time be sufficient if necessary to permit the conversion of all Outstanding shares of Preferred Stock. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         SECTION 8. Adjustments to the Conversion Price. (a) The conversion price shall be subject to adjustment from time to time as follows:

          (i) Stock Splits and Combinations. In case the Company shall at any time or from time to time after the issuance date of the shares of Preferred Stock (A) subdivide or split the outstanding shares of Common Stock, (B) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the conversion price in effect immediately prior to that event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those shares of Preferred Stock been surrendered for conversion immediately prior to the occurrence of that event or the record date therefor, whichever is earlier.

         (ii) Stock Dividends in Common Stock. In case the Company, at any time or from time to time after the issuance date of the shares of Preferred Stock, pays a dividend or makes a distribution in shares of Common Stock on any class of Capital Stock of the Company other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 8(a)(i) above, and the total number of shares constituting such dividend or distribution exceeds 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the conversion price shall be adjusted by multiplying (A) the conversion price immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution, by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on that record date and the denominator of which shall be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

         In case the total number of shares constituting that dividend or distribution does not exceed 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Common Stock shall be considered to be issued as a dividend or distribution at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the conversion price has been made, exceeds 25% of the total number of shares of Common Stock outstanding at the close of business on the record date for such dividend or distribution.

         (iii) Issuance of Rights or Warrants. In case the Company issues to all holders of Common Stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the conversion price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants shall be decreased by multiplying (A) the conversion price by (B) a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount (if any) payable upon conversion of those securities into Common Stock. Such adjustment will be made successively whenever any such event occurs.

         (iv) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (iii) above or a dividend payable exclusively in cash, shares of Capital Stock or similar equity interests in the case of a Spin-Off, referred to in the succeeding paragraph, and other than as a result of a Fundamental Change referred to in subparagraph (v) below), the conversion price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be decreased by multiplying (A) the conversion price by (B) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those evidences of indebtedness, shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

         In case of a Spin-Off, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the relevant dividend or other distribution will be decreased by multiplying (x) the conversion price by (y) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock.

         The adjustment to the conversion price under the preceding paragraph will occur at the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

          (v) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property or assets (each, a "Fundamental Change"), the holder of each share of Preferred Stock Outstanding immediately prior to the occurrence of such Fundamental Change that remains Outstanding after such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of funds legally available, to the extent required by applicable law) the kind and amount of stock, other securities, cash, property or assets that such holder would have received if that share had been converted immediately prior to the Fundamental Change.

         (vi) Special Adjustment for Some Changes of Control. In the event of a Fundamental Change that constitutes a Change of Control in a transaction or series of related transactions in which (A) the stockholders of the Company receive consideration per share of Common Stock that is greater than the conversion price, without giving effect to the adjustment described below, at the effective time of the Change of Control, and (B) at least 10%, but less than 75%, of the total consideration paid to the stockholders of the Company consists of cash, cash equivalents, securities or other assets (other than publicly traded securities) (collectively, "Non-Public Consideration"), then the conversion price will be adjusted so that, upon conversion of shares of Preferred Stock that remain Outstanding after the Change of Control, in addition to the Common Stock or other securities deliverable upon the conversion of the Preferred Stock as described in Section 7 and subparagraphs (i) through (v) above, the holder will receive, in respect of each share of Preferred Stock, a number of publicly traded securities of the acquiror determined through the following calculation:

         PV Cash Flows x (Non-Public Consideration/Total Consideration)
         --------------------------------------------------------------
                           Acquiror Stock Price where:

PV Cash
Flows = the present value of the aggregate dividend payments that would have been payable on a share of the Preferred Stock from the date of conversion through August 15, 2006, calculated using a discount rate equal to 2.00% plus the yield to maturity of U.S. Treasury securities having a maturity closest to, but not later than, August 15, 2006;

Total
Consideration =              the total value of the consideration payable to the
                             Company's stockholders at the effective time of that
                             Change of Control, with the value of any assets or
                             securities other than cash or publicly traded
                             securities being determined in good faith by the
                             Board of Directors based on an opinion as to that
                             value obtained from an accounting, appraisal or
                             investment banking firm of international standing;
                             and

Acquiror
Stock Price =                the Sale Price of a share of the acquiror's
                             publicly traded common stock or other publically
                             traded securities delivered in connection with the
                             Change of Control transaction at the effective time
                             of such Change of Control;



provided, however, that if the consideration received by the Company's stockholders in respect of such Change of Control is greater than the conversion price at the effective time of the Change of Control and consists of at least 75% Non-Public Consideration or if the acquiror's common stock is not publicly traded, then upon conversion of shares of Preferred Stock that remain Outstanding after such Change of Control, in lieu of the foregoing conversion price adjustment set forth in this subparagraph (vi), each holder shall be entitled to receive, in respect of each share of Preferred Stock, an additional amount in cash calculated as follows:

         PV Cash Flows x (Non-Public Consideration/Total Consideration).

        (vii) Self-Tender. In case the Company or any of its Subsidiaries engages in a tender or exchange offer for all or any portion of the Common Stock that shall expire, and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, the conversion price shall be decreased so that it shall equal the rate determined by (A) multiplying the conversion price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, such decrease to become effective as of the opening of business on the Trading Day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion price shall again be adjusted to be the conversion price that would then be in effect if such tender or exchange offer had not been made.

       (viii) Extraordinary distribution in cash. In case the Company pays a dividend or makes a distribution in cash on the Common Stock and the amount of cash constituting the dividend or distribution exceeds 15% of the Current Market Price of the Common Stock at the close of business on the day that the Common Stock trades ex-distribution, the conversion price in effect immediately before the close of business on the day that the Common Stock trades ex-distribution will be adjusted by multiplying (A) the conversion price by (B) a fraction, the numerator of which will be the Current Market Price of the Common Stock and the denominator of which will be the Current Market Price of the Common Stock plus the amount per share of such dividend or distribution.

          (b) Anything in paragraph (a) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the conversion price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the conversion price by at least l%, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion price by at least 1%, such change in the conversion price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this Section 8, the holders of shares of Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of shares of Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (c) There shall be no adjustment of the conversion price in case of the issuance of any Capital Stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section.

          (d) In any case in which this Section 8 requires that an adjustment as a result of any event is to become effective from and after a record date, the Company may elect to defer until after the occurrence of that event (i) issuing to the holder of any shares of Preferred Stock converted after that record date and before the occurrence of that event the additional shares of Common Stock issuable upon that conversion over and above the shares issuable on the basis of the conversion price in effect immediately prior to adjustment and (ii) delivering scrip in lieu of a fractional share of Common Stock.

          (e) If the Company takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter and before the distribution to stockholders thereof, the Company legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock or in the conversion price then in effect shall be required by reason of the taking of record.

          (f) The Company's obligations under the Certificate are subject to applicable federal and state securities laws.

          (g) The Board of Directors shall have the power to resolve any ambiguity or, subject to applicable law, correct any error in this Section 8 and its action in so doing shall be final and conclusive.

         SECTION 9. Change of Control Put Right. (a) If a Change of Control occurs, each holder of shares of Preferred Stock that remain Outstanding after the Change of Control shall have the right to require the Company to redeem all or any part of such holder's Outstanding shares of Preferred Stock, out of legally available funds, at the Redemption Price. For shares of Preferred Stock to be redeemed as provided in this Section, the Company must receive, from the holder of such shares, at the office or agency of the Company maintained for that purpose a "Notice of Election of Redemption Upon a Change of Control" in the form of Exhibit E to this Certificate three Business Days prior to the Redemption Date, as described in subsection (c) of this Section.

          The Company may, at its option, elect to pay the Redemption Price in cash or, in shares of the Company's Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof; provided that the Company may pay such Redemption Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement. The Company's right to redeem Preferred Stock, in whole or in part, with shares of Common Stock is subject to the conditions set forth in Section 5(d).

         (b) Holders of the Preferred Stock will not have the right set forth in paragraph (a) above if:

          (i) the Sale Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement thereof (in the case of a Change of Control under paragraph (a) of the definition of "Change of Control" in Section 11) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under paragraph (b), (c) or (d) of the definition of "Change of Control" in
Section 11) shall equal or exceed 105% of the conversion price of the Preferred Stock immediately after the later of the Change of Control and the public announcement thereof; or

         (ii) at least 95% of the consideration in the Change of Control transaction consists of Capital Stock traded on a U.S. national securities exchange or quoted on the Nasdaq, and as a result of the transaction, the Preferred Stock becomes convertible solely into this Capital Stock.

          (c) Within 30 days following any Change of Control, the Company shall mail a notice to each holder with a copy to the Transfer Agent stating:

         (i) that a Change of Control has occurred and a description of the offer;

         (ii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (iii) the instructions determined by the Company, consistent with this Section, that a holder must follow in order to have its Debentures purchased.

          (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the redemption of Preferred Stock as a result of a Change of Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section.

          (e) On the purchase date set forth in the notice mailed to holders pursuant to subsection (c) of this Section, the Company will, to the extent lawful, (i) redeem all shares of Preferred Stock properly tendered, (ii) deposit with the Transfer Agent an amount equal to the Redemption Price of the shares of Preferred Stock so tendered and (iii) deliver or cause to be delivered to the Transfer Agent shares of Preferred Stock so accepted together with an officers' certificate stating the aggregate Accreted Liquidation Preference of the shares of Preferred Stock being redeemed by the Company. The Transfer Agent shall promptly mail or deliver to each holder of shares of Preferred Stock so tendered the applicable payment for those shares of Preferred Stock, and the Transfer Agent shall promptly countersign and mail or deliver to each holder certificates representing, or cause to be transferred by book-entry to each holder, new shares of Preferred Stock equal in aggregate Accreted Liquidation Preference to any unredeemed portion of the shares of Preferred Stock surrendered, if any. The Company shall publicly announce the results of its offer on or as soon as practicable after the Redemption Date for the redemption of shares of Preferred Stock in connection with a Change of Control.

          (f) The Company shall not be required to redeem any shares of Preferred Stock upon the occurrence of a Change of Control if a third party makes an offer to purchase the Preferred Stock in the manner, for the amount, at the times and otherwise in compliance with the requirements described in this Section 9 and purchases all shares of Preferred Stock validly tendered and not withdrawn.

         (g) The right of the holders of shares of Preferred Stock described in this Section 9 will be subject to the Company's obligation to repay or repurchase all of its debt obligations or Preferred Stock required to be repurchased or repaid in connection with a transaction or event that constitutes a Change of Control and to any contractual restrictions contained in the Company's indebtedness. When the Company shall have satisfied these obligations or these obligations are no longer applicable to the Company and, subject to the legal availability of funds for this purpose, the Company shall then redeem all shares of Preferred Stock tendered for purchase by the Company upon a Change of Control pursuant to this Section.

         SECTION 10. Exchange Right. (a) The Company will have the right (the "Exchange Right"), at any time, if the Company has legally available funds, to require all holders of Outstanding Preferred Stock to exchange their Preferred Stock for the Company's convertible subordinated debentures (the "Convertible Subordinated Debentures") having a principal amount per Convertible Subordinated Debenture equal to the Accreted Liquidation Preference of the Preferred Stock, rounded down to the nearest whole dollar amount, and having a conversion price and interest rate equal to the conversion price and dividend rate for the Preferred Stock so exchanged (the "Exchange"). The excess, if any, of the Accreted Liquidation Preference of each share of Preferred Stock, as of the effective date of the Exchange, over the nearest whole dollar amount to which that Accreted Liquidation Preference has been rounded-down shall be paid in cash to the holder. The Convertible Subordinated Debentures will be issued under an indenture substantially in the form of Exhibit H to this Certificate (the "Indenture").

         The Company will only be able to exercise the Exchange Right if:

          (i) There are legally available funds for such Exchange;

         (ii) The Company has entered into an Indenture substantially in the form of Exhibit H to this Certificate with a trustee eligible pursuant to the Trust Indenture Act to act as such, that is organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and that has a combined capital and surplus of at least $50,000,000 (or if such person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000) and is otherwise eligible. If such person publishes reports of condition at least annually, then for the purposes of this Section the combined capital and surplus of such

Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

         (iii) The Company delivers to the trustee a certificate of one of its executive officers and an opinion of its independent legal counsel, as well as an opinion of its in-house counsel, each in substantially the forms attached hereto as Exhibit F and Exhibit G.

         The Company may only exercise the Exchange Right in whole and not in part.

          (b) If the Company exercises the Exchange Right, the Company will provide notice to the trustee not less than 30 nor more than 60 days preceding the date the Company desires the Exchange to be effective (the "Exchange Date"). The exchange notice shall state: (i) the Company's election to exercise the Exchange Right, (ii) a description of the type and amount of Convertible Subordinated Debentures to be delivered in respect of the Preferred Stock, the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, including any procedures applicable to an Exchange to be accomplished through book-entry transfers, (iii) the Exchange Date and (iv) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date unless the Company shall default in the delivery of the Convertible Subordinated Debentures. The Company will cause the Convertible Subordinated Debentures to be delivered to the trustee in preparation for the Exchange no later than 5 Business Days prior to the Exchange Date. The Company will provide notice of such exercise of the Exchange Right to each holder of record of the Preferred Stock promptly after providing notice of such exercise to the trustee, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of the Preferred Stock to be exchanged except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective.

          (c) If the Company exercises the Exchange Right, delivery of the Convertible Subordinated Debentures to the holders of the Preferred Stock to be exchanged will be conditioned upon delivery of the certificates representing, or other indicia of ownership of, or book-entry transfer of such Preferred Stock (together with any necessary endorsements) to the trustee at any time (whether prior to, on or after the applicable Exchange Date) after notice of the exercise of the Exchange Right is given to the trustee. In such event, such Convertible Subordinated Debentures will be delivered to each holder of record of Preferred Stock to be exchanged no later than the later of (i) the Exchange Date or (ii) the time of delivery or transfer of the certificates representing, or other indicia of ownership of, Preferred Stock to the trustee.

          (d) If, following any exercise of the Exchange Right, the trustee holds Convertible Subordinated Debentures in respect of all the Outstanding Preferred Stock, then at the close of business on such Exchange Date, whether or not the certificates representing, or other indicia of ownership of, such Preferred Stock is delivered to the trustee, (i) the Company will become the owner and record holder of such Preferred Stock, (ii) the holders of such Preferred Stock shall have no further rights with respect to the Preferred Stock other than the right to receive the Convertible Subordinated Debentures upon delivery of the certificates representing, or other indicia of ownership of, Preferred Stock, (iii) dividends on the Preferred Stock to be exchanged will cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date and (iv) the Depository or its nominee, as the record holder of the Preferred Stock, will exchange the global certificate or certificates representing the Preferred Stock for a global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such exchange. In the event that delivery of the Convertible Subordinated Debentures due on the Exchange Date is improperly withheld or is refused and not paid by the trustee or by the Company, distributions on the Preferred Stock will continue to accrue from the Exchange Date to the actual date of delivery.

          (e) The aggregate principal amount of the Convertible Subordinated Debentures will be limited to the aggregate Accreted Liquidation Preference of the Preferred Stock Outstanding on the effective date of the Exchange. Notwithstanding anything herein to the contrary, the Convertible Subordinated Debentures will be issued in denominations equal to integral multiples of the Accreted Liquidation Preference of one share of Preferred Stock as of the effective date of the Exchange, rounded down to the nearest whole dollar amount.

         SECTION 11. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

         "Accreted Liquidation Preference" per share of Preferred Stock means, as of any date, the Initial Liquidation Preference increased by the sum of the Accretion Amounts, if any, for all prior Dividend Payment Dates, and decreased by the sum of the Paydown Amounts, if any, for all prior Dividend Payment Dates.

         "Accretion Amount" per share of Preferred Stock for any Dividend Payment on which dividends are not paid in full, means the product of (i) the accretion rate of 10.00% per year, calculated on a semi-annual basis, as such may be adjusted pursuant to Section 3(d) hereof, (ii) the Accreted Liquidation Preference as of the first day of the relevant Dividend Period and (iii) the fraction of the dividends for that Dividend Period that were not paid on the Dividend Payment Date.

         "Additional Dividends" has the meaning set forth in Section 3(d).

         "Agent Members" has the meaning set forth in Section 13(b).

         "Business Day" means any day other than a Saturday, Sunday, or U.S. Federal holiday or day on which the Transfer Agent is not open for business.

         "Capital Stock" of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

         "Change of Control" means, with respect to the Company, the occurrence of any of the following:

          (a) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

          (b) if the Company consolidates or merges with or into any other person, other than a consolidation or merger under a transaction in which the outstanding Voting Stock of the Company remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Company's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

          (c) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries considered as a whole; or

          (d) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         "Common Share Legend" has the meaning set forth in Section 14(e).

         "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

         "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "Conversion Agent" has the meaning set forth in Section 15(a)(ii).

         "Convertible Subordinated Debentures" has the meaning set forth in
Section 10(a).

         "Current Market Price" of the Common Stock means (a) in the case of
Section 8(a)(iii), the average of the Sale Prices of the Common Stock for the five consecutive Trading Days selected by the Board of Directors beginning not more than 20 Trading Days before, and ending not later than the date immediately preceding the record date for the event described in Section 8(a)(iii), (b) in the case of Section 8(a)(iv), the average of the Sale Prices of the Common Stock for the first 10 Trading Days from, and including, the first day that the Common Stock trades ex-distribution and (c) in the case of Section 8(a)(viii), the average of the Sale Prices of Common Stock for the period of five consecutive Trading Days after the Common Stock trades ex-distribution; provided, that the Current Market Price of the Common Stock in connection with a Spin-Off shall mean the average of the Sale Prices of the Common Stock over the first 10 Trading Days after the effective date of the Spin-Off; provided further, that if an Initial Public Offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Current Market Price of the Common Stock shall mean the Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of such securities is determined.

         "Depository" has the meaning set forth in Section 13(a).

         "Dividend Payment Date" has the meaning set forth in Section 3(a).

         "Dividend Payment Record Date" has the meaning set forth in Section
3(a).

         "Dividend Period" for any Dividend Payment Date means the period from and including the immediately preceding Dividend Payment Date (or if there is no immediately preceding Dividend Payment Date, from and including August 6, 2001) to but excluding such Dividend Payment Date.

         "Exchange" has the meaning set forth in Section 10(a). "Exchange Date" has the meaning set forth in Section 10(b). "Exchange Right" has the meaning set forth in Section 10(a).

         "Expiration Time" has the meaning set forth in Section 8(a)(vii).

         "Fair Market Value" means (i) in the case of a distribution referred to in the first paragraph of Section 8(a)(iv) or a tender or exchange offer referred to in Section 8(a)(vii), the value determined by the Board of Directors, whose determination in good faith shall be conclusive, (ii) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the average of the Sale Prices of those securities over the first 10 Trading Days from, and including, the effective date of the SpinOff and (iii) in the case of securities being distributed in any Spin-Off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price.

         "Fundamental Change" has the meaning set forth in Section 8(a)(v).

         "Global Preferred Share" has the meaning set forth in Section 13(a).

         "Global Shares Legend" has the meaning set forth in Section 13(a).

         "Holder," "Stockholder" or other similar terms mean a person in whose name a share of Preferred Stock is registered on the Preferred Stock register.

         "Indenture" has the meaning set forth in Section 10(a).

         "Initial Conversion Date" means the earlier of (a) nine months after the initial issuance of the Preferred Stock and (b) the Business Day immediately following the date on which the Company completes the share distribution in connection with its spin-off of Agere Systems Inc. ("Agere").

         "Initial Liquidation Preference" means $1,000 per share of the Preferred Stock.

         "Initial Public Offering" means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the SpinOff are bona fide offered to the public for cash.

         "Initial Purchasers" means the purchasers set forth on Schedule A to the Purchase Agreement.

         "Initial Redemption Date" has the meaning set forth in Section 5(b)(i).

         "Junior Stock" means the Company's Series A Junior Participating Preferred Stock, the Company's Common Stock and each class or series of the Company's Capital Stock the terms of which provide that such class or series will rank junior to the Preferred Stock as to the payment of dividends or distributions upon liquidation, dissolution or winding up. Junior Stock includes warrants, rights, calls or options exercisable for or convertible into Junior Stock.

         "Market Price" means the average of the Sale Prices of the Company's Common Stock for the twenty Trading Day period ending on the third Business Day prior to the applicable Redemption Date (if the third Business Day prior to the applicable Redemption Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the twenty Trading Day period and ending on the Redemption Date, of any event that would result in an adjustment to the conversion price of the Preferred Stock.

         "Nasdaq" has the meaning set forth in Section 5(d)(ii).

         " Non-Public Consideration" has the meaning set forth in Section 8(a)(vi).

         "Notice" means, unless otherwise specified or required by applicable law, publication on Bloomberg or the Company's website or by any other electronic means of publication reasonably calculated to constitute notice.

         "Officer" means the Chairman of the Board of Directors, the President, any Vice President, a Treasurer, an Assistant Treasurer, the Secretary, or any Assistant Secretary.

         "Outstanding" means, when used with respect to Preferred Stock, as of the date of determination, all shares of Preferred Stock issued pursuant to this Certificate, except (a) Preferred Stock that has been converted into Common Stock in accordance with Section 7 and Preferred Stock that has been canceled by the Registrar or delivered to the Registrar for cancellation upon purchase or other acquisition thereof by the Company; and (b) Preferred Stock for whose payment or redemption money in the necessary amount has been deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Preferred Stock; provided that, if such Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate or provision therefor satisfactory to the Registrar has been made; provided, however, that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Company shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

         "Parity Stock" means each class or series of the Company's Capital Stock the terms of which provide that such class or series will rank on a parity with the Preferred Stock as to the payment of dividends or distributions upon liquidation, winding up and dissolution. Parity Stock includes warrants, rights, calls or options exercisable for or convertible into Parity Stock.

         "Paydown Amount" for any Dividend Payment Date has the meaning set forth in Section 3(c).

         " Paying Agent" has the meaning set forth in Section 15(a)(i).

         "Purchase Agreement" means that certain Purchase Agreement, dated August 1, 2001 by and among the Company and the Initial Purchasers.

         " Purchased Shares" has the meaning set forth in Section 8(a)(vii).

         "Redemption Date" shall mean (a) in the case of a redemption pursuant to Section 5(b) and Section 9(c), the date fixed for redemption, (b) in the case of a redemption pursuant to Section 5(a), August 1, 2031, and (c) in the case of a redemption pursuant to Section 5(c), August 2, 2004, August 2, 2007, August 2, 2010 and August 2, 2016.

         "Redemption Notice" means, as the context requires, either (a) notice provided by or on behalf of the Company to the holders or (b) notice provided by a holder to the Company.

         "Redemption Price" means, per share of Preferred Stock, the Accreted Liquidation Preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding Dividend Payment Date to, but excluding, the Redemption Date, subject to adjustment as provided in
Section 5(f).

         "Registrable Securities" has the meaning set forth in Section 14(c).

         "Registrar" means The Bank of New York as the Company's initial registrar and transfer agent, and thereafter, any successor registrar and transfer agent duly appointed by the Company.

         "Registration Default" has the meaning ascribed to it in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement to be executed by the Company and the Initial Purchasers in connection with the sale of the Preferred Stock pursuant to the Purchase Agreement, as such may be amended from time to time.

         "Regulation S" has the meaning set forth in Section 14(a).

         "Restricted Shares Legend" has the meaning set forth in Section 13(a).

         "Rule 144A" has the meaning set forth in Section 14(a).

         "Sale Price" of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Nasdaq.

         " Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Senior Stock" means each class or series of the Company's Capital Stock the terms of which provide that such class or series will rank senior to the Preferred Stock with respect to the payment of dividends or distributions upon liquidation, winding up or dissolution. Senior Stock includes any Capital Stock, other than Junior Stock, that pays cumulative dividends and includes warrants, rights, calls or options exercisable for or convertible into Senior Stock.

         "Shelf Registration Statement" means the shelf registration statement required to be filed with the Securities and Exchange Commission pursuant to the Registration Rights Agreement.

         "Spin-Off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

         "Subsidiary" means, with respect to any person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (ii) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

         "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

         "Transfer Agent" means The Bank of New York, as the Company's transfer agent, and thereafter, any successor transfer agent duly appointed by the Company.

         "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

         SECTION 12. Currency. All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to "$" or "dollars" refer to U.S. currency.

         SECTION 13. Form. (a) Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend") and, until such time as otherwise determined by the Company and the Registrar, the restricted shares legend (the "Restricted Shares Legend"), in each case, as set forth on the form of Preferred Stock certificate attached hereto as Exhibit A and, until such time as otherwise determined by the Company and the Registrar, the Form of Certificate of Transfer on the reverse side, in the form attached hereto as Exhibit B (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Share shall be deposited on behalf of the holders of the Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for The Depository Trust Company or its nominee and their respective successors (the "Depository"), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depository or its nominee as hereinafter provided.

          (b) This paragraph shall apply only to a Global Preferred Share deposited with or on behalf of the Depository. The Company shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depository and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depository pursuant to an agreement between the Depository and the Registrar. Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depository or by the Registrar as the custodian of the Depository or under such Global Preferred Share, and the Depository may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Except as provided in Section 13(d), owners of beneficial interests in a Global Preferred Share will not be entitled to receive physical delivery of certificated Preferred Stock.

          (c) (i) Two Officers shall sign the Global Preferred Share for the Company, in accordance with the Company's bylaws and applicable law, by manual or facsimile signature.

         (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigns the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

         (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent countersigns such Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated. Each Global Preferred Share shall be dated the date of its authentication.

          (d) The Preferred Stock represented by a Global Preferred Share is exchangeable for certificated Preferred Stock in definitive form of like tenor as such Preferred Stock if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the global securities and or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 120 days after the date of such notice, (ii) the Company, in its discretion at any time determines not to have all of the Preferred Stock represented by a Global Preferred Share or (iii) otherwise required by applicable law. Any Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Preferred Stock issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing and applicable law, a Global Preferred Share is not exchangeable, except for a Global Preferred Share of the same aggregate Accreted Liquidation Preferences to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the Restricted Share Legend (unless the Company determine otherwise in accordance with applicable law) subject, with respect to such Preferred Stock, to the provisions of the Restricted Share Legend.

         SECTION 14. Registration; Transfer. (a) The Preferred Stock, the Convertible Subordinated Debentures that may be issued in exchange for the Preferred Stock and the Common Stock issuable upon conversion of the shares of Preferred Stock or Convertible Subordinated Debentures have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144(k) under the Securities Act other than (i) to the Company,
(ii) to "qualified institutional buyers" pursuant to and in compliance with Rule 144A under the Securities Act ("Rule 144A"), (iii) pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act ("Regulation S"),
(iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

          (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains Outstanding and is held by or on behalf of the Depository, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this
Section 14; provided, however, that beneficial interests in a Global Preferred Share may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same or a different Global Preferred Share in accordance with the transfer restrictions set forth in the Restricted Shares Legend.

          (i) Except for transfers or exchanges made in accordance with subparagraph (ii) of this Section 14(b), transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

         (ii) If an owner of a beneficial interest in a Global Preferred Share deposited with the Depository or with the Registrar as custodian for the Depository wishes at any time to transfer its interest in such Global Preferred Share to a person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share, such owner may, subject to the rules and procedures of the Depository, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share. Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (B) unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, a certificate in the form of Certificate of Transfer on the reverse side of the form of Preferred Stock certificate attached hereto as Exhibit A, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Company or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depository to reduce or cause to be reduced such Global Preferred Share by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depository to increase or cause to be increased the applicable Global Preferred Share by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

          (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Preferred Stock and shares of Common Stock issuable on conversion of the Preferred Stock (collectively, the "Registrable Securities,") if Preferred Stock is issued upon the transfer, exchange or replacement of Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Preferred Stock, the Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such shares of Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall countersign and deliver shares of Preferred Stock that do not bear the Restricted Shares Legend.

          (d) The Company will refuse to register any transfer of Preferred Stock, the Convertible Subordinated Debentures that may be issued in exchange for the Preferred Stock or any Common Stock issuable upon conversion of the shares of Preferred Stock or Convertible Subordinated Debentures that is not made in accordance with the provisions of Rule 144A or Regulation S or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (d) shall not be applicable to any Preferred Stock that does not bear any Restricted Shares Legend or to any Common Stock that does not bear the Common Share Legend (as defined below in paragraph (e)).

          (e) Common Stock issued upon a conversion of the Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the "Common Share Legend") set forth in Exhibit C hereto and include on its reverse side the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If (i) shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 14 with respect to the Preferred Stock.

         SECTION 15. Paying Agent and Conversion Agent. (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where payments may be made with respect to the Preferred Stock (the "Paying Agent") and (ii) an office or agency where Preferred Stock may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

          (b) Neither the Company nor the Registrar shall be required (i) to issue, countersign or register the transfer of or exchange any Preferred Stock during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Preferred Stock under Section 5 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Preferred Stock so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Stock being redeemed in part.

          (c) Payments made with respect to the Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in the City of New York and at any other office or agency maintained by the Company for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company, payment of dividends may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Preferred Stock register.

          (d) Any payment, redemption, conversion or exchange with respect to the Preferred Stock due on any day that is not a Business Day need not be made on such Business Day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

         SECTION 16. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by _____________, Vice President and Treasurer of the Company.

                                       LUCENT TECHNOLOGIES INC.


                                       By:
                                          ---------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                                   FACE OF SECURITY

[GLOBAL SHARES LEGEND (include if security is issued as a global certificate):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE PREFERRED STOCK SCHEDULE REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[RESTRICTED SHARES LEGEND (include if Security is not registered under the Securities Act of 1933): NONE OF THIS SECURITY, THE CONVERTIBLE SUBORDINATED DEBENTURES THAT MAY BE ISSUED IN EXCHANGE FOR THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR THE CONVERTIBLE SUBORDINATED DEBENTURES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR

SECURITY HERETO) OR (B) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT (I) IT IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (Y) A NON-U.S. PERSON AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.]

Number:___                                                          _____ Shares

                                                         CUSIP NO.:

                                                         ISIN:

                  8.00% REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                       OF
                            LUCENT TECHNOLOGIES INC.

         LUCENT TECHNOLOGIES INC., a Delaware corporation (the "Company"), hereby certifies that [HOLDER] (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated as the 8.00% Redeemable Convertible Preferred Stock, par value $1.00 per share and initial liquidation preference $1,000.00 per share (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated August 6, 2001, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth in this certificate.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has executed this Preferred Stock certificate as of the date set forth below.

                                       LUCENT TECHNOLOGIES INC.

                                       By: ________________________________
                                       Name:
                                       Title:




                                       By: ________________________________
                                       Name:
                                       Title:

                                       Dated: _____________________________

COUNTERSIGNED AND REGISTERED


The Bank of New York
as Transfer Agent,

By: _______________________
    Authorized Signatory

Dated: ____________________

                               REVERSE OF SECURITY

                            LUCENT TECHNOLOGIES INC.

                  8.00% Redeemable Convertible Preferred Stock

         Dividends on each share of Preferred Stock shall be payable in cash at the rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

         The shares of Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Preferred Stock shall be convertible into the Company's common stock in the manner and according to the terms set forth in the Certificate of Designations. The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of the Company's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and irrevocably appoints:

--------------------------------------------------------------------------------

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
     ----------------------------------

Signature:
          -----------------------------

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:
                    -------------------

----------
         * Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _______ shares of 8.00% Redeemable Convertible Preferred Stock (the "Preferred Stock") into shares of common stock, par value $0.01 per share ("Common Stock"), of Lucent Technologies Inc. (the "Company") according to the conditions of the Certificate of Designations establishing the terms of the Preferred Stock (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing the shares to be converted is attached hereto (or evidence of loss, theft or destruction thereof).*

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act") or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

         Date of Conversion:___________________________________________________
         Applicable Conversion Price:__________________________________________
         Number of shares of___________________________________________________
         Preferred Stock to be Converted:______________________________________
         Number of shares of___________________________________________________
         Common Stock to be Issued:____________________________________________
         Signature:____________________________________________________________
         Name:_________________________________________________________________
         Address:**____________________________________________________________
         Fax No.:______________________________________________________________

----------
         * The Company is not required to issue shares of Common Stock to a person holding Preferred Stock until the original stock certificates representing such Preferred Stock (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original stock certificates representing such Preferred Stock to be converted.

         ** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

Global Share Schedule: (include if Security is issued as a global certificate)]

                                                                      SCHEDULE A

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

         The initial number of shares of Preferred Stock represented by this Global Preferred Share shall be __________. The following exchanges of a part of this Global Preferred Share have been made:

-----------------------------------------------------------------------------------------------------------
                    Amount of              Amount of increase     Number of shares
                    decrease in            in                     represented by this
                    number of shares       number of shares       Global Preferred
Date                represented by this    represented by this    Share following        Signature of
of                  Global Preferred       Global Preferred       such decrease or       authorized officer
Exchange            Share                  Share                  increase               of Registrar
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

                    (Transfers pursuant to Section 14(b)(ii)
                      of the Certificate of Designations)

Bank of New York, as Transfer Agent
101 Barclay
New York, NY 10286
Attn:

Re: Lucent Technologies Inc.
    8.00% Redeemable Convertible Preferred Stock
    (the "Preferred Stock")

         Reference is hereby made to the Certificate of Designations relating to the Preferred Stock dated August 6, 2001, as such may be amended from time to time (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

         This Letter relates to _____ shares of Preferred Stock (the "Securities") which are held in the form of a Global Preferred Share (CUSIP
NO.    ) with the Depository in the name of [name of transferor] (the
"Transferor") to effect the transfer of the Securities.

         In connection with such request, and in respect of the Preferred Stock, the Transferor does hereby certify that shares of the Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW:

         (1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

         (2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

         (3) [ ] outside the United States in a transaction complying with Regulation S under the Securities Act; or

         (4) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

         Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

                                       [Name of Transferor]


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:

cc: Lucent Technologies Inc.
    600 Mountain Avenue
    Murray Hill, NJ 07974
    Attn: Corporate Secretary

                                                                       EXHIBIT C

                           Form of Common Share Legend


         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (B) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS SECURITY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT (I) IT IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR
(Y) A NON-U.S. PERSON AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER
                                FOR COMMON STOCK

                   (Transfers pursuant to Section 14(e) of the
                          Certificate of Designations)

[Transfer Agent]


Attn:

Re:      Lucent Technologies Inc.
         8.00% Redeemable Convertible Preferred Stock
         (the "Preferred Stock")

         Reference is hereby made to the Certificate of Designations relating to the Preferred Stock dated August 6, 2001, as such may be amended from time to time (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

         This letter relates to ____ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Preferred Stock and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

         (1) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

         (2) [ ] outside the United States in a transaction complying with Regulation S under the Securities Act; or

         (3) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

                  Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (1) or (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

                                       [Name of Transferor]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:
cc: Lucent Technologies Inc.
    600 Mountain Avenue
    Murray Hill, NJ 07974
    Attn: Corporate Secretary

                                                                       EXHIBIT E

                    FORM OF NOTICE OF ELECTION OF REDEMPTION
                            UPON A CHANGE OF CONTROL

TO: LUCENT TECHNOLOGIES INC.

         The undersigned hereby irrevocably acknowledges receipt of a notice from Lucent Technologies Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to redeem _____ shares of Preferred Stock in accordance with the terms of the Certificate at the Redemption Price.

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designations.

Dated: _____________

____________________

____________________
Signature(s)

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

                                        Aggregate Accreted Liquidation
                                        Preference to be redeemed (if less than
                                        all):

                                        ----------------------------

                                        ----------------------------

                                        Social Security or Other Taxpayer
                                        Identification Number

                                                                       EXHIBIT F

                      [Form of Independent Counsel Opinion]

Ladies and Gentlemen:

                  We have acted as counsel for Lucent Technologies Inc., a Delaware corporation (the "Company"), in connection with [ ]. Capitalized terms used herein and not otherwise defined herein have the meanings assigned thereto in the Purchase Agreement, except that the term "Securities" has the meaning assigned to it in the Registration Rights Agreement.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: [ ].

                  Based on the foregoing, we are of opinion as follows:

                  1. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Convertible Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company upon exchange for the Preferred Stock in accordance with the terms of the Certificate of Designations and the Indenture, the Convertible Subordinated Debentures will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                  2. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the consummation of the exchange of the Convertible Subordinated Debentures for the Preferred Stock in accordance with the terms of the Certificate of Designations and the Indenture, except (i) such as may have been obtained or made on or prior to the date hereof, (ii) such as may be required in connection with the registration under the Securities Act or the Trust Indenture Act, (iii) such as may be required under the blue sky laws of any jurisdiction, and (iv) such as may be required in connection with the conversion of Convertible Subordinated Debentures into Common Stock of the Company.

                  3. None of the issue and sale of the Preferred Stock, the consummation of any other transactions contemplated by the Indenture and the Convertible Subordinated Debentures (i) will conflict with, result in a breach of, or constitute a default under (A)the Restated Certificate of Incorporation or By-laws of the Company, or (B) [credit agreements] or (ii) will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware.

                  Regarding the foregoing opinions, we express no opinion with respect to the enforcement of any provision of any agreement providing for indemnification or contribution to the extent contrary to or inconsistent with public policy.

                  We are admitted to practice in the State of [ ], and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

                  We are furnishing this opinion to you, as Trustee, solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.


                                                     Very truly yours,

                                                     -----------------

                                                                       EXHIBIT G

                       [Form of In-house Counsel Opinion]

Ladies and Gentlemen:

                  I am the [ ] of Lucent Technologies Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with [ ].

                  In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: [ ].

                  Based on the foregoing, I am of opinion as follows:

                  None of the performance of the terms of the Convertible Subordinated Debentures or the Indenture, will conflict with, result in a breach of, or constitute a default under, the terms of any material agreement or other material instrument to which the Company or any of its subsidiaries is a party or bound or will contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, other than those which could not be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  With respect to my opinion, in determining whether any of the matters referred to would have a Material Adverse Effect, I have relied on statements from officers and directors of the Company as to the anticipated consequences of those matters and have not independently attempted to verify such consequences.

                  I am admitted to practice in the State of [ ], and I express no opinion as to matters governed by any laws other than the laws of the State of [ ] and the Federal laws of the United States of America.

                  I am furnishing this opinion to you, as Trustee, solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                       Very truly yours,

                                       -----------------

                                                                       EXHIBIT H

                            LUCENT TECHNOLOGIES INC.



                                       and


                        [THE BANK OF NEW YORK] as Trustee



                           ---------------------------

                                FORM OF INDENTURE


                                   Dated as of

                                   -----------

                           ---------------------------

               8.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2031

                 ----------------------------------------------

                               Table of Contents


                                                                                                   Page
                                                                                                   ----

                                   ARTICLE 1
                                  DEFINITIONS

Section 1.01. Definitions ........................................................................  2

                                   ARTICLE 2
          ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF
                                   DEBENTURES

Section 2.01. Designation, Amount and Issue of Debentures ........................................  11
Section 2.02. Form of Debentures .................................................................  11
Section 2.03. Date and Denomination of Debentures; Payments of Interest ..........................  12
Section 2.04. Execution of Debentures ............................................................  13
Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions
        on Transfer; Depositary ..................................................................  14
Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures ....................................  21
Section 2.07. Temporary Debentures ...............................................................  22
Section 2.08. Cancellation of Debentures Paid, etc ...............................................  23
Section 2.09. CUSIP Number .......................................................................  23

                                   ARTICLE 3
                            REDEMPTION OF DEBENTURES

Section 3.01. Redemption At The Company's Option .................................................  23
Section 3.02. Conversion Arrangement On Call For Redemption ......................................  26
Section 3.03. Redemption at the Option of the Holder .............................................  26
Section 3.04. General Provisions Relating to Redemption ..........................................  29

                                   ARTICLE 4
                          SUBORDINATION OF DEBENTURES

Section 4.01. Agreement of Subordination .........................................................  31
Section 4.02. Payments to Debentureholders .......................................................  31
Section 4.03. Subrogation of Debentures ..........................................................  34
Section 4.04. Authorization to Effect Subordination ..............................................  35
Section 4.05. Notice to Trustee ..................................................................  35
Section 4.06. Trustee's Relation to Senior Indebtedness ..........................................  36
Section 4.07. No Impairment of Subordination .....................................................  36
Section 4.08. Certain Conversions Not Deemed Payment .............................................  37
Section 4.09. Article Applicable to Paying Agents ................................................  37
Section 4.10. Senior Indebtedness Entitled to Rely ...............................................  37
Section 4.11. Reliance on Judicial Order or Certificate of Liquidating Agent .....................  37

                                   ARTICLE 5
                      PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Debentures ..............................................................  38
Section 5.02. Maintenance of Office or Agency ....................................................  38
Section 5.03. [Intentionally Omitted] ............................................................  39
Section 5.04. Provisions as to Paying Agent ......................................................  39
Section 5.05. Rule 144A Information Requirement ..................................................  40
Section 5.06. Stay, Extension and Usury Laws .....................................................  40
Section 5.07. Notice of Default ..................................................................  41
Section 5.08. Additional Interest ................................................................  41
Section 5.09. Additional Interest Notice .........................................................  42

                                   ARTICLE 6
       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01. Debentureholders' Lists ............................................................  42
Section 6.02. Preservation and Disclosure of Lists ...............................................  43
Section 6.03. Reports by Trustee. ................................................................  43
Section 6.04. Reports by Company .................................................................  43

                                   ARTICLE 7
          REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF
                                    DEFAULT

Section 7.01. Events of Default; Acceleration of Maturity; Waiver of Default......................  44
Section 7.02. Collection Of Indebtedness By Trustee; Trustee May Prove Debt46
Section 7.03. Application Of Proceeds ............................................................  48
Section 7.04. Limitation On Suits By Debentureholders ............................................  49
Section 7.05. Powers And Remedies Cumulative; Delay Or Omission Not
        Waiver Of Default ........................................................................  50
Section 7.06. Control By Debentureholders; Waiver Of Defaults ....................................  50
Section 7.07. Right Of Court To Require Filing Of Undertaking To Pay Costs.51

                                   ARTICLE 8
                                  THE TRUSTEE

Section 8.01. Duties and Responsibilities of Trustee .............................................  51
Section 8.02. Reliance on Documents, Opinions, etc ...............................................  52
Section 8.03. Notice Of Default ..................................................................  53
Section 8.04. No Responsibility for Recitals, etc ................................................  54
Section 8.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own
        Debentures ...............................................................................  54
Section 8.06. Monies to Be Held in Trust .........................................................  54
Section 8.07. Compensation And Indemnity. ........................................................  54
Section 8.08. Officers' Certificate as Evidence ..................................................  55
Section 8.09. Conflicting Interests of Trustee ...................................................  55
Section 8.10. Eligibility of Trustee .............................................................  55


Section 8.11. Resignation or Removal of Trustee ..................................................  56
Section 8.12. Acceptance by Successor Trustee ....................................................  57
Section 8.13. Succession by Merger, etc ..........................................................  58
Section 8.14. Preferential Collection of Claims ..................................................  58

                                   ARTICLE 9
                              THE DEBENTUREHOLDERS

Section 9.01. Action by Debentureholders .........................................................  59
Section 9.02. Proof of Execution by Debentureholders .............................................  59
Section 9.03. Who Are Deemed Absolute Owners .....................................................  59
Section 9.04. Company-Owned Debentures Disregarded ...............................................  60
Section 9.05. Revocation of Actions; Future Holders Bound ........................................  60

                                   ARTICLE 10
                          MEETINGS OF DEBENTUREHOLDERS

Section 10.01. Purpose of Meetings ................................................................ 60
Section 10.02. Call of Meetings by Trustee ........................................................ 61
Section 10.03. Call of Meetings by Company or Debentureholders .................................... 61
Section 10.04. Qualifications for Voting .......................................................... 61
Section 10.05. Regulations ........................................................................ 62
Section 10.06. Voting ............................................................................. 62
Section 10.07. No Delay of Rights by Meeting ...................................................... 63

                                   ARTICLE 11
                            SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent Of Debentureholders63
Section 11.02. Supplemental Indenture with Consent of Debentureholders ...........................  65
Section 11.03. Effect of Supplemental Indenture ..................................................  66
Section 11.04. Notation on Debentures ............................................................  66
Section 11.05. Evidence of Compliance of Supplemental Indenture to Be
        Furnished to Trustee .....................................................................  66

                                   ARTICLE 12
                             SUCCESSOR CORPORATION

Section 12.01. Consolidation, Merger, Sale Or Conveyance .........................................  66
Section 12.02. Assumption And Substitution .......................................................  67
Section 12.03. Opinion Of Counsel ................................................................  68

                                   ARTICLE 13
                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01. Discharge of Indenture ............................................................  68
Section 13.02. Deposited Monies to Be Held in Trust by Trustee ...................................  69
Section 13.03. Paying Agent to Repay Monies Held .................................................  69

Section 13.04. Return of Unclaimed Monies ........................................................  69
Section 13.05. Reinstatement .....................................................................  69

                                   ARTICLE 14
        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01. Indenture and Debentures Solely Corporate Obligations .............................  70

                                   ARTICLE 15
                            CONVERSION OF DEBENTURES

Section 15.01. Right to Convert ..................................................................  70
Section 15.02. Exercise of Conversion Privilege; Issuance of Common Stock on
        Conversion; No Adjustment for Interest or Dividends ......................................  71
Section 15.03. Scrip in Lieu of Fractional Shares ................................................  72
Section 15.04. Conversion Price ..................................................................  73
Section 15.05. Adjustment of Conversion Price ....................................................  73
Section 15.06. Taxes on Shares Issued ............................................................  80
Section 15.07. Reservation of Shares; Shares to Be Fully Paid; Compliance with
        Governmental Requirements; Listing of Common Stock .......................................  80
Section 15.08. Responsibility of Trustee .........................................................  81
Section 15.09. Notice to Holders Prior to Certain Actions ........................................  82

                                   ARTICLE 16
                               CHANGE OF CONTROL

Section 16.01. Change Of Control Put Right .......................................................  82

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company's Successors ........................................  85
Section 17.02. Official Acts by Successor Corporation ............................................  85
Section 17.03. Addresses for Notices, etc ........................................................  85
Section 17.04. Governing Law .....................................................................  86
Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates
        To Trustee ...............................................................................  86
Section 17.06. Legal Holidays ....................................................................  86
Section 17.07. Trust Indenture Act ...............................................................  86
Section 17.08. No Security Interest Created ......................................................  87
Section 17.09. Benefits of Indenture .............................................................  87
Section 17.10. Table of Contents, Headings, etc ..................................................  87
Section 17.11. Authenticating Agent ..............................................................  87
Section 17.12. Execution in Counterparts .........................................................  88
Section 17.13. Severability ......................................................................  88
Section 17.14. No Adverse Interpretation Of Other Agreements .....................................  88


Reconciliation and Tie Between the Trust Indenture Act of 1939 and Indenture, dated as of [______, ___], between Lucent Technologies Inc. and [The Bank of New York], as Trustee.

TRUST INDENTURE ACT SECTION                             INDENTURE SECTION
Section 310(a)(1) ........................................................8.09
          (a)(2) .........................................................8.09
          (a)(3) .........................................................N.A.
          (a)(4) .........................................................N.A.
          (a)(5) .........................................................8.09
          (b) ..........................................8.09; 8.09; 8.11; 8.12
Section 311(a) ...........................................................8.14
          (b) ............................................................8.14
          (b)(2) .........................................................8.14
Section 312(a) ..................................................6.01; 6.02(a)
          (b) .........................................................6.02(b)
          (c) .........................................................6.02(c)
Section 313(a) ........................................................6.03(a)
          (b) .........................................................6.03(a)
          (c) .........................................................6.03(a)
          (d) .........................................................6.03(b)
Section 314(a) ...........................................................6.04
          (b) ............................................................N.A.
          (c)(1) ........................................................17.05
          (c)(2) ........................................................17.05
          (c)(3) .........................................................N.A.
          (d) ............................................................N.A.
          (e) ...........................................................17.05
Section 315(a) ...........................................................8.01
          (b) ............................................................8.04
          (c) ............................................................8.01
          (d) ............................................................8.01
          (d)(1) ......................................................8.01(a)
          (d)(2) ......................................................8.01(b)
          (d)(3) ......................................................8.01(c)
          (e) ............................................................7.07
Section 316(a) ...........................................................7.06
          (a)(1)(A) ......................................................7.06
          (a)(1)(B) ......................................................7.06
          (a)(2) .........................................................N.A.
          (b) ............................................................7.04
Section 317(a)(1) ........................................................7.02
          (a)(2) .........................................................7.02
          (b) ............................................................5.04
Section 318(a) ..........................................................17.07

----------

* Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

** Note: N.A. means Not Applicable.

                                    INDENTURE

         INDENTURE, dated as of _______ __, ______, between Lucent Technologies Inc., a Delaware corporation (hereinafter called the "Company"), having its principal office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and [The Bank of New York], a New York banking corporation, as trustee hereunder (hereinafter called the "Trustee"), having its principal corporate
office at                            , New York, New York .

                              W I T N E S S E T H:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 8.00% Convertible Subordinated Debentures due 2031 (hereinafter called the "Debentures"), in an aggregate principal amount not to exceed the aggregate accreted liquidation preference of the Preferred Stock and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, the Debentures are to be issued in exchange for the Preferred Stock pursuant to the Certificate of Designations which governs the Preferred Stock; and

         WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect redemption upon a Change of Control, a form of option to elect redemption on a specified Redemption Date and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

         WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder", and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

         "Additional Interest" has the meaning specified in Section 5.08.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other entity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Certificate of Designations" means the Certificate of Designations governing the Preferred Stock filed with the Secretary of State of the state of Delaware on August 6, 2001.

         "Certificated Debenture" has the meaning specified in Section 2.05(c).

         "Change of Control" means, with respect to the Company, the occurrence of any of the following:

         (a) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

         (b) if the Company consolidates or merges with or into any other Person, other than a consolidation or merger under a transaction in which the outstanding Voting Stock of the Company remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Company's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

         (c) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries considered as a whole; or

         (d) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         "Common Stock" means the shares of common stock, par value $0.01 per share, of the Company.

         "Company" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 12, shall include its successors and assigns.

         "Conversion Price" has the meaning specified in Section 15.04.

         "Corporate Trust Office" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture
is dated, located at              , New York, New York      , Attention:       .

         "Current Market Price" of the Common Stock means (a) in the case of
Section 15.05(a)(iii), the average of the Sale Prices of the Common Stock for the five consecutive Trading Days selected by the Board of Directors beginning not more than 20 Trading Days before, and ending not later than the date immediately preceding the record date for the event described in Section 15.05(a)(iii), (b) in the case of Section 15.05(a)(iv), the average of the Sale Prices of the Common Stock for the first 10 Trading Days from, and including, the first day that the Common Stock trades ex-distribution and (c) in the case of Section 15.05(a)(viii), the average of the Sale Prices of Common Stock for the period of five consecutive Trading Days after the Common Stock trades ex-distribution; provided, that the Current Market Price of the Common Stock in connection with a Spin-Off shall mean the average of the Sale Prices of the Common Stock over the first 10 Trading Days after the effective date of the Spin-Off; provided further, that if an Initial Public Offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Current Market Price of the Common Stock shall mean the Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of such securities is determined.

         "Custodian" means [The Bank of New York], as custodian with respect to the Debentures in global form, or any successor entity thereto.

         "Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

         "Debenture Principal Amount" means the Accreted Liquidation Preference of one share of Preferred Stock as of the effective date of the Exchange, rounded down to the nearest whole dollar amount.

         "Debenture Register" has the meaning specified in Section 2.05.

         "Debenture Registrar" has the meaning specified in Section 2.05.

         "Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

         "Defaulted Interest" has the meaning specified in Section 2.03.

         "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.05(c) as the Depositary with respect to such Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Indebtedness" means the Company's obligations under the Existing Debt and any other Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

         "Event of Default" means any event specified in Section 7.01.

         "Exchange" has the meaning specified in Section 10 of the Certificate of Designations which governs the Preferred Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Existing Debt" means the Company's [describe credit facilities at the time the Indenture is executed].

         "Expiration Time" has the meaning set forth in Section 15.05(a)(vii).

         "Fair Market Value" means (i) in the case of a distribution referred to in the first paragraph of Section 15.05(a)(iv)or a tender or exchange offer referred to in Section 15.05(a)(vii), the value determined by the Board of Directors, whose determination in good faith shall be conclusive, (ii) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the average of the Sale Prices of those securities over the first 10 Trading Days from, and including, the effective date of the SpinOff and (iii) in the case of securities being distributed in any Spin-Off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price.

         "Fundamental Change" has the meaning specified in Section 15.05(a)(v).

         "Global Debenture" has the meaning set forth in Section 2.05(b).

         "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         "Initial Public Offering" means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the SpinOff are bona fide offered to the public for cash.

         "Initial Purchasers" means the purchasers set forth on Schedule I to the Purchase Agreement.

         "Initial Redemption Date" has the meaning specified in Section
3.01(a).

         "Interest" means an annual rate of 8.00% of the principal amount of the Debentures, plus Additional Interest, if any.

         "Market Price" means the average of the Sale Prices of the Company's Common Stock for the twenty Trading Day period ending on the third Business Day prior to the applicable Redemption Date (if the third Business Day prior to the applicable Redemption Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the twenty Trading Day period and ending on the Redemption Date, of any event that would result in an adjustment to the conversion price of the Debentures.

         "Nasdaq" has the meaning specified in Section 3.04(a)(ii).

         "Non-Payment Default" has the meaning specified in Section 4.02(ii).

         "Notice" means, unless otherwise specified or required by applicable law, publication on Bloomberg or the Company's website or by any other electronic means of publication reasonably calculated to constitute notice.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two officers.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

         "Outstanding", when used with reference to Debentures and subject to the provisions of Section 9.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

         (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 13;

         (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of
Section 2.06, and

         (d) Debentures converted into Common Stock pursuant to Article 15 and Debentures deemed not outstanding pursuant to Article 3.

         "Payment Blockage Notice" has the meaning specified in Section
4.02(ii).

         "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

         "Portal Market" means the PORTAL Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

         "Preferred Stock" means the Company's 8.00% Redeemable Convertible Preferred Stock.

         "Purchase Agreement" means that certain Purchase Agreement, dated as of August 1, 2001, by and among the Company and Salomon Smith Barney Inc. and Morgan Stanley & Co., Incorporated, as representatives of the Initial Purchasers.

         "Purchased Shares" has the meaning set forth in Section 15.05(a)(vii).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Redemption Date" shall mean (a) in the case of a redemption pursuant to Section 3.01 and Section 16.01(c), the date fixed for redemption, and (b) in the case of a redemption pursuant to Section 3.03, August 2, 2004, August 2, 2007, August 2, 2010 and August 2, 2016.

         "Redemption Notice" means, as the context requires, either (a) notice of redemption provided by or on behalf of the Company to the holders or (b) notice of redemption provided by a holder to the Company pursuant to Article 3.

         "Redemption Price" means 100% of the principal amount of the Debentures to be redeemed plus an amount equal to accrued and unpaid interest to, but excluding, the Redemption Date.

         "Registration Default" has the meaning set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of August 6, 2001, by and among the Company and Salomon Smith Barney Inc. and Morgan Stanley & Co., Incorporated, as representatives of the Initial Purchasers, as amended from time to time in accordance with its terms.

         "Regulation S" means Regulation S under the Securities Act.

         "Representative" means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

         "Responsible Officer", when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer this Indenture.

         "Restricted Securities" has the meaning specified in Section 2.05(c).

         "Rule 144A" means Rule 144A as promulgated under the Securities Act.

         "Sale Price" of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Nasdaq.

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Senior Indebtedness" means (a) the principal of, premium, if any, and accrued and unpaid interest on the Company's indebtedness for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, guarantees by the Company of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and obligations of the Company's under any agreement to lease, or lease of, any real personal property, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Company's and any guarantee, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed; and
(c) modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding thereof, or the Company's obligations pursuant to such a guarantee, are not senior in right of payment to the Debentures or expressly provides that such indebtedness is "pari passu" or "junior" to the Debentures. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any indebtedness of the Company to any Subsidiary of the Company. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

         "Significant Subsidiary" means, as of any date of determination, a Subsidiary of the Company, if as of such date of determination that Subsidiary would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X under the Exchange Act.

         "Spin-Off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in
Section 11.03; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means [The Bank of New York] and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

         "Vice President" has the meaning specified in Section 2.01.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

         The definitions of certain other terms are as specified in Section 2.05 and 3.03 and Article 15.

                                    ARTICLE 2
           ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF
                                   DEBENTURES

         Section 2.01. Designation, Amount and Issue of Debentures. The Debentures shall be designated as "8.00% Convertible Subordinated Debentures due 2031." Except pursuant to Section 2.05, Section 2.06, Section 2.07 Section 3.01(c), Section 3.03(d), Section 11.04 and Section 15.02, hereof, Debentures not to exceed the aggregate principal amount equal to the aggregate accreted liquidation preference of the Preferred Stock outstanding upon the effective date of the Exchange, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by
(a) its Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President", such Person a "Vice President") and (b) its Treasurer or any Assistant Treasurer, its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

         Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

         Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage.

         Any Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Debenture shall be made to the holder of such Debenture.

         The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Section 2.03. Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations equal to integral multiples of the accreted liquidation preference of one share of Preferred Stock as of the effective date of the Exchange, rounded down to the nearest whole dollar amount. Every Debenture shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

         The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. In the case of any Debenture (or portion thereof) that is converted into Common Stock during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date, such Debenture (or portion thereof) that is submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted, as provided in the penultimate paragraph of Section 15.02 hereof. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee and may, as the Company shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (provided that the holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer in immediately available funds) or (ii) by wire transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "record date" with respect to any interest payment date shall mean the January 1 or July 1 preceding the relevant February 1 or August 1 stipulated in the Debenture, respectively.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on the date stipulated in the Debenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                    (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Debenture and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment, the Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Debentureholder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03.

                   (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any Vice President, Treasurer or any Assistant Treasurer, and may but need not have its corporate seal reproduced thereon which may but need not be attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of execution of this Indenture any such person was not such an officer.

         Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer; Depositary.

         (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

         Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the

Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         All Debentures presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

         No service charge shall be made to any holder for any registration of transfer or exchange of Debentures, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

         Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.01(b), (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 15 or (d) any Debentures or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 3.03.

        (b) So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Debentures will be represented by one or more Debentures in permanent global definitive fully registered form registered in the name of the Depositary or the nominee of the Depositary (such a Debenture, a "Global Debenture"), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture (including any applicable restrictions on transfer herein) and the procedures of the Depositary therefore. A transferor of a beneficial interest in a Global Debenture shall deliver to the Debenture Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Debenture . The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Debenture and to debit the account of the Person making the transfer the beneficial interest in the Global Debenture being transferred. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Debenture as set forth on the face of the Debenture ("Principal Amount") to reflect any such transfers. Except as provided below, beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form ("Certificated Debentures") and will not be considered holders of any such Global Debenture.

         Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradeable on the Portal Market or as may be required for the Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

         (c) Every Global Debenture or Certificated Debenture that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(d), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.05 (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of, or of an interest in, each such Restricted Security, by such Debentureholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

         Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefore or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form, unless such Debenture has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

                  THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (B) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT (I) IT IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (Y) A NON-U.S. PERSON AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

         Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied (including, without limitation, after a transfer pursuant to and during the period of the effectiveness of a shelf registration statement) may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c).

         Notwithstanding any other provisions of this Section 2.05, unless and until it is exchanged for Certificated Debentures in accordance with the provisions of this Section 2.05, a Global Debenture may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Debentures in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

         If at any time the Depositary for a Global Debenture notifies the Company that it is unwilling or unable to continue as Depositary for such Debenture, the Company may appoint a successor Depositary with respect to such Debenture. If a successor Depositary is not appointed by the Company within 120 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Debentures, will authenticate and deliver, Certificated Debentures, in aggregate principal amount equal to the Principal Amount of such Global Debenture, in exchange for such Global Debenture.

         The Company may at any time and in its sole discretion determine that the Debentures shall no longer be represented by one or more Global Debentures or Securities. In such event the Company will execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of Debentures, will authenticate and deliver, Certificated Debentures, in any authorized denominations, in aggregate principal amount equal to the Principal Amount of such Global Debentures, in exchange for such Global Debentures.

         If a Certificated Debenture is issued in exchange for any portion of a Global Debenture after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such Certificated Debenture, but will be payable on such interest payment date, subject to the provisions of

Section 2.03, only to the Person to whom interest in respect of such portion of such Global Debenture is payable in accordance with the provisions of this Indenture.

         Certificated Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Debentures to the Persons in whose names such Certificated Debentures are so registered.

         In the event that a Global Debenture that is a Restricted Security is exchanged for Certificated Debentures, prior to the effectiveness of the Shelf Registration Statement, such Certificated Debentures may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.05 (including the certification requirements set forth on the reverse of the form of Debenture set forth in Exhibit A intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         At such time as all interests in a Global Debenture have been redeemed, converted, canceled, exchanged for Certificated Debentures, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for Certificated Debentures, redeemed, converted, repurchased or canceled, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

        (d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Debenture shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Debentures pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such conversion), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

                  THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

                  1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR
                  (B) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (Y) A NON-U.S. PERSON AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

         Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied (including, without limitation, after a transfer pursuant to and during the effectiveness of a shelf registration statement) may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

         (e) Any Debenture or Common Stock issued upon the conversion or exchange of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debentures or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

         (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depository participants, members or beneficial owners in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for redemption (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Every substitute Debenture issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

         Section 2.07. Temporary Debentures. In the event that Certificated Debentures are to be issued under the terms of this Indenture, until such Certificated Debentures are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Certificated Debentures, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Certificated Debentures (other than in the case of Debentures in global form) and thereupon any or all temporary Debentures (other than any such Global Debenture) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Certificated Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Debentures authenticated and delivered hereunder.

         Section 2.08. Cancellation of Debentures Paid, etc. All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the Company elects to surrender such Debentures to the Trustee for cancellation in which case they shall be promptly cancelled by the Trustee and no Debentures shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture.

         Section 2.09. CUSIP Number. The Company in issuing the Debentures may use a "CUSIP" number (if then generally in use), and, if so, the Trustee shall use a "CUSIP" number in notices of redemption as a convenience to Debentureholders; provided, however, that any such notice may state that no representation is made as to the correctness of such number either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such number. The Company will promptly notify the Trustee of any change in the "CUSIP" number.


                                    ARTICLE 3
                            REDEMPTION OF DEBENTURES

         Section 3.01.  Redemption At The Company's Option

         (a) The Debentures may be redeemed by the Company for cash, in whole or in part, at any time on or after August 15, 2006, (the "Initial Redemption Date"), upon notice as set forth in Section 3.01(b), at the Redemption Price if the Company shall have funds legally available for such redemption.

        (b) Notice of Redemptions; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee, in the name of and at the expense of the Company, shall provide Notice, not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to the holders of Debentures so to be redeemed as a whole or in part and provided that if the Company shall give such Redemption Notice, it shall also give written notice of the Debentures to be redeemed to the Trustee. Such mailing to the Trustee shall be by first class mail. The Redemption Notice if provided in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such Redemption Notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

         Each such Redemption Notice shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP number of the Debentures being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that on the Redemption Date, the Redemption Price will be paid as specified in said Redemption Notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such Redemption Notice shall also state the current Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Stock will terminate. If fewer than all the Debentures are to be redeemed, the Redemption Notice shall identify the Debentures to be redeemed (including the CUSIP number, if any). In case any Debenture is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

         On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company, in lieu of a paying agent, is itself performing the functions performable by a paying agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section in excess of amounts required hereunder to pay the Redemption Price. If any Debenture called for redemption is converted pursuant hereto prior to such redemption, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

         If less than all of the Outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Certificated Debentures to be redeemed in such manner as the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed not to be the portion selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the Redemption Notice.

         Upon any redemption of less than all of the Outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days preceding the Redemption Notice and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

         (c) Payment of Debentures Called for Redemption. If a Redemption Notice has been given as above provided, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the Business Day next preceding the date fixed for redemption, such Debentures shall cease to be convertible into Common Stock and, except as provided in Section 8.06 and Section 13.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof. On presentation and surrender of such Debentures at a place of payment specified in the Redemption Notice, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, subject to the provisions of Section 3.04.

         Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

         Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or provide any Redemption Notice during the continuance of a default in payment of interest or premium, if any, on the Debentures. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Debenture and such Debenture shall remain convertible into Common Stock until the principal and premium, if any, and interest shall have been paid or duly provided for.

         Section 3.02. Conversion Arrangement On Call For Redemption. In connection with any call for redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the Redemption Date, an amount not less than the applicable Redemption Price of such Debentures. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Debentures, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders upon payment to such holders of the applicable Redemption Price and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

         Section 3.03. Redemption at the Option of the Holder.

         (a) On the Redemption Dates applicable to this Section, the Company shall, at the option of the holder, be required, subject to having funds legally available therefor, to redeem at the Redemption Price any Outstanding Debentures for which a written Redemption Notice has been properly delivered by the holder to the Trustee and not withdrawn. Holders may submit their Debentures for redemption to the Trustee at any time from the opening of business on the date that is 45 Business Days prior to such Redemption Date until the close of business on the Business Day that is three (3) Business Days prior to such Redemption Date.

         The Company may, at its option, elect to pay the Redemption Price in cash or in shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof. The Company may pay such Redemption Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement.

        (b) (i) The Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee in the name and at the expense of the Company, will be required to give Notice on a date not less than 45 Business Days prior to each Redemption Date by providing Notice to all holders and to beneficial owners as required by applicable law, stating among other things:

                             (A) whether the Company will pay the Redemption
                   Price of the Debentures in cash or Common Stock or any combination thereof, specifying the percentages of each;

                             (B) if the Company elects to pay in Common Stock,
                   the method of calculating the Market Price of the Common Stock; and

                             (C) the procedures that holders must follow to
                   require the Company to redeem their Debentures.

                   (ii) A Redemption Notice must be given by each holder electing to require the Company to redeem their Debentures, in the form of the "Notice of Election of Redemption on a Specified Redemption Date" on the reverse thereof, stating:

                             (A) the case of Certificated Debentures, the certificate numbers of the holder's Debentures to be delivered for redemption;

                             (B) that the Debentures are to be redeemed by the
                   Company pursuant to the applicable provision of the Debentures and this Indenture; and

                             (C) in the event the Company elects, pursuant to
                   the Notice that the Company is required to give, to pay the Redemption Price in Common Stock, in whole or in part, but the Redemption Price is ultimately to be paid to the holder entirely in cash because any condition to payment of the Redemption Price or portion of the Redemption Price in Common Stock is not satisfied prior to the close of business on the Redemption Date, as described below, whether the holder elects: (1) to withdraw the Redemption Notice as to some or all of the Debentures to which it relates, or (2) to receive cash in respect of the entire Redemption Price for all of the Debentures or portions of the Debentures subject to such Redemption Notice.

If the holder fails to indicate the holder's choice with respect to the election described in clause (ii) (c) above, the holder shall be deemed to have elected to receive cash in respect of the entire Redemption Price for all Debentures subject to the Redemption Notice in these circumstances.

         (c) Any Redemption Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the Trustee prior to the close of business on the day that is three Business Days prior to the Redemption Date. The notice of withdrawal shall state:

                   (i) the aggregate principal amount of Debentures being withdrawn;

                   (ii) in the case of Certificated Debentures, the certificate numbers of the Debentures being withdrawn; and

                  (iii) the aggregate principal amount of Debentures, if any, that remain subject to the Redemption Notice.

        (d) In lieu of delivering any fractional shares of Common Stock, the Company will deliver scrip that will entitle the holder to receive a full share of Common Stock upon surrender of such scrip aggregating a full share.

         Upon presentation of any Debenture redeemed in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

         No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' redemption rights or affect the validity of the proceedings for the redemption of the Debentures pursuant to this Section.

         (e) On or prior to the first Business Day after the Redemption Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company, in lieu of a paying agent, is itself performing the functions performable by a paying agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money and / or shares of Common Stock sufficient to redeem all the Debentures to be redeemed on the Redemption Date at the appropriate Redemption Price; provided, however, that the payment must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on the first Business Day after the Redemption Date. Payment for Debentures surrendered for redemption (and not withdrawn) will be made promptly (but in no event more than five (5) Business Days) following the Redemption Date by mailing checks for the amount payable or Common Stock or any combination thereof to the holders of such Debentures entitled thereto as they shall appear on the registry books of the Company.

         Section 3.04.  General Provisions Relating to Redemption.

         (a) In the case of any redemption pursuant to Sections 3.01, 3.03 or 16.01, the Company's right to redeem Debentures, in whole or in part, with shares of Common Stock is subject to the following conditions:

                    (i) such shares shall be duly authorized, validly issued, fully paid and nonassessable;

                   (ii) the Company shall have listed such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, on The Nasdaq National Market ("Nasdaq");

                  (iii) the Company shall have registered such shares of Common Stock under the Securities Act and the Securities Exchange Act, if required;

                  (iv) the Company shall have obtained any necessary qualification or registration under applicable state securities law or an exemption from such qualification and registration shall be available; and

                   (v) the information necessary to calculate the Market Price is publicly available.

         Subject to Section 3.03(b)(ii)(C), if such conditions are not satisfied with respect to a holder prior to the close of business on any Redemption Date, the Company will pay the Redemption Price of such holder's Debentures entirely in cash unless the Company does not have funds legally available or the Company's credit facilities or other contractual obligations prohibit it from paying the Redemption Price in cash. The Company may not change the form or components or percentages of components of consideration to be paid for the Debentures once the Company has given any Notice that it is required to give to holders of the Debentures, except as described in the first sentence of this paragraph.

         The Company shall provide Notice to the holders of the Debentures promptly upon the determination of the actual number of shares of Common Stock deliverable upon any redemption of the Debentures.

        (b) In the case of any redemption pursuant to Section 3.01 or 3.03:

                    (i) Payment of the Redemption Price for Debentures is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the Trustee at any time after delivery of the Redemption Notice. Payment of the Redemption Price for the Debentures will be made promptly following the later of the Redemption Date and the time of book-entry transfer or physical delivery of the Debentures.

                   (ii) If the Trustee holds money or securities sufficient to pay the Redemption Price of Debentures on the Business Day following the Redemption Date in accordance with the terms of this Indenture, then, immediately after the Redemption Date, the Debentures will cease to be Outstanding, whether or not book-entry transfer is made or the Debentures are delivered to the Transfer Agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the Redemption Price upon delivery of the Debentures.

         (c) In the case of any redemption pursuant to Sections 3.03 or 16.01, the Company may pay the Redemption Price or any portion of the Redemption Price in shares of the Common Stock only if the information necessary to calculate the Market Price is publicly available.

        (d) If the Redemption Date falls after an interest payment record date and before the related interest payment date, the holders of Debentures at the close of business on that interest payment record date will be entitled to receive the interest payable on those Debentures on the corresponding interest payment date. However, the Redemption Price payable on such Redemption Date will include only the principal amount of the Debentures being redeemed and will not include any amount in respect of the accrued but unpaid interest.

                                    ARTICLE 4
                           SUBORDINATION OF DEBENTURES

         Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each holder of Debentures by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 4, and each Person holding any Debenture, whether upon original issue or upon registration of transfer, assignment, substitution or exchange thereof, accepts and agrees to be bound by such provisions.

         The indebtedness evidenced by the Debentures shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the extent and in the manner provided in this Article 4, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article 4 shall prevent the occurrence of any default or Event of Default hereunder.

         Section 4.02. Payments to Debentureholders. No payment or distributions shall be made with respect to indebtedness evidenced by the Debentures nor shall the Company acquire any Debentures for cash, property or securities, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05 or 4.08, if:

                    (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) (a "Payment Default"); or

                   (ii) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity (or in the case of any lease that is a Designated Senior Indebtedness, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) (a "Non-Payment Default") and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a holder of Designated Senior Indebtedness or a Representative of Designated Senior Indebtedness.

         If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No

Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

         The Company may and shall resume payments on and distributions in respect to the indebtedness evidenced by the Debentures (including, but not limited to, the redemption price and Additional Interest, if any, with respect to the Debentures to be called for redemption) and may resume acquisition of Debentures for cash, property or securities upon the earlier of:

                                         (1) in the case of a Payment Default,
                             the date upon which any such Payment Default is cured or waived or ceases to exist, or

                                         (2) in the case of a Non-Payment
                             Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated (or in the case of any lease, 179 days after notice is received if the Company has not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder).

unless this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment or distribution of the assets of the Company, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings relating to the Company or its property, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment or distribution is made with respect to indebtedness evidenced by the Debentures (except payments made pursuant to Section 13.02 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of the assets of the Company to which the holders of the Debentures or the Trustee would be entitled, in respect to indebtedness evidenced by these Debentures except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

         For purposes of this Article 4, a "distribution" may consist of cash, securities or other property and may be by set-off or otherwise.

         For purposes of this Article 4, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to indebtedness evidenced by the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 12 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 4.02 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 12.

         In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of indebtedness evidenced by the Debentures, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company or, at the Company's request and expense, the Trustee shall promptly notify holders of Senior Indebtedness of the acceleration.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of the assets of the Company, prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07. This Section 4.02 shall be subject to the further provisions of Section 4.05.

         Section 4.03. Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the indebtedness evidenced by the Debentures shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article 4, and no payment pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article 4, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article 4 are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or, subject to Section 7.03, the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Section 4.04. Authorization to Effect Subordination. Each holder of a Debenture by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section
7.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Debentures.

         Section 4.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

         Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Debentureholders of monies deposited with it pursuant to Section 13.01, if a Responsible Officer of the Trustee shall not have received written notice at the Corporate Trust Office on or before one Business Day prior to the date such payment is due that such payment is not permitted under Section 4.01 or 4.02.

         The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article 4 unless it has received satisfactory evidence as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4.

         Section 4.06. Trustee's Relation to Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 8.14 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver money to holders of Debentures, the Company or any other Person in compliance with this Article 4.

         Section 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any such Debentureholder, or by any noncompliance by the Company or any Debentureholder with the terms, provisions and covenants of this Indenture.

         Section 4.08. Certain Conversions Not Deemed Payment. For the purposes of this Article 4 only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article 15 and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Debenture as a result of any Fundamental Change shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Debentures or on account of the purchase or other acquisition of Debentures. For the purposes of this Section 4.08, the term "junior securities" means (a) shares of any stock of any class of the Company or
(b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article 4. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Debentureholders, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article 15.

         Section 4.09. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

         The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

         Section 4.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto. This subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.

         Section 4.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.


                                    ARTICLE 5
                       PARTICULAR COVENANTS OF THE COMPANY

         Section 5.01. Payment of Debentures. The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided herein and in the Debentures. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or paying agent holds on that date money designated for and sufficient to pay the installment.

         Section 5.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for conversion or redemption and from where payments may be made with respect to the Debentures. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office of agency of the Trustee in The Borough of Manhattan The City of New York (which shall
initially be located at [The Bank of New York],                , New York, New
York, Attention:                         .

         The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in The Borough of Manhattan, The City of New York (which shall initially be located at [The Bank
of New York],         , New York, New York         , Attention:         ), shall
be considered as one such office or agency of the Company for each of the aforesaid purposes.

         So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.11(a) and the third paragraph of Section 8.12. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

         Section 5.03.  [Intentionally Omitted]

         Section 5.04.  Provisions as to Paying Agent.

         (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the party who appoints the paying agent will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

                    (i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                   (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

                  (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

         The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

        (b) If the Company in lieu of a paying agent performs itself the functions performable by a paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

         (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

        (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to
Section 13.03 and 13.04.

         The Trustee shall not be responsible for the actions of any other paying agents (including the Company, if in lieu of a paying agent it performs itself the functions performable by a paying agent) and shall have no control of any funds held by such other paying agents.

         Section 5.05. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         Section 5.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.07. Notice of Default. The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

         Any notice required to be given under this Section 5.07 or Section 4.05 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office. In the event that the payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly provide written notice to the Trustee specifying the names and addresses of the holders of Senior Indebtedness if the Trustee (and not the Company) is to provide holders of Senior Indebtedness notice of such acceleration under Section 4.05 of the Indenture.

         Section 5.08. Additional Interest. [(a) Upon the occurrence of a Registration Default, the Company shall pay to each holder of Debentures registrable under the Registration Rights Agreement, with respect to the first 90-day period immediately following the occurrence of a Registration Default, Additional Interest on the Debentures computed by increasing the applicable interest rate for the relevant period by 0.25% per year from and including the date of the Registration Default. The applicable interest rate will increase by an additional 0.25% per year with respect to any subsequent 90-day period, but in no event will the additional interest rate exceed 1.00% per year in the aggregate regardless of the number of Registration Defaults, until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Additional Interest with respect to the Debentures shall cease in accordance with the Registration Rights Agreement.

         (b) If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the additional interest rate for such subsequent Registration Default shall initially be 0.25%, regardless of the additional interest rate in effect with respect to any prior Registration Default at the time of the cure of that Registration Default.

         (c) The Company shall notify the Transfer Agent within five Business Days after each and every date on which a Registration Default occurs. Additional Interest shall be payable by the Company to the record holders of Debentures on each interest payment date in the manner provided for the payment of regular interest.]*

         Section 5.09. Additional Interest Notice. [In the event that the Company is required to pay Additional Interest to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest. Unless the Trustee receives a Additional Interest Notice within the time period specified above, the Trustee is entitled to assume that no Additional Interest is due and payable.]*


                                    ARTICLE 6
       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

         Section 6.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each January 1 and July 1 in each year
beginning with           , and at such other times as the Trustee may reasonably
request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Debenture Register, the Company or paying agents (other than the Trustee) as to the names and addresses of the holders of Debentures, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

----------
         * To be included unless the Indenture is entered into after the applicable period in which a Registration Default could occur, pursuant to the terms of the Registration Rights Agreement, has expired.

         * To be included unless the Indenture is entered into after the applicable period in which a Registration Default could occur, pursuant to the terms of the Registration Rights Agreement, has expired.

         Section 6.02.  Preservation and Disclosure of Lists.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in
Section 6.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

        (b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

         Section 6.03.  Reports by Trustee.

         (a) Within sixty (60) days after May 15 of each year commencing with the May 15 following the date of this Indenture, the Trustee shall transmit to holders of Debentures a report dated as of May 15 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act and shall transmit such other reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with the SEC and each stock exchange and automated quotation system upon which the Debentures are listed, if any, and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

         Section 6.04.  Reports by Company. The Company covenants:

         (a) to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

        (b) to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

         (c) to transmit by mail to all holders of Debentures, as the names and addresses of such holders appear on the Debenture Register, within 30 days after the filing thereof with the Trustee, and to all holders whose names appear on the list furnished or caused to be furnished to the Trustee by the Company under
Section 6.01, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section
6.04 as may be required by rules and regulations prescribed from time to time by the SEC.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                    ARTICLE 7
           REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF
                                     DEFAULT

         Section 7.01. Events of Default; Acceleration of Maturity; Waiver of Default. Each of the following Events of Default shall constitute an event of default with respect to the Debentures ("Events of Default"): (a) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or (b) default in the payment of the principal of (or premium, if any, on) any of the Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or
(c) failure to deliver shares of Common Stock, together with cash in lieu of any fractional shares, when such Common Stock and cash is required to be delivered upon conversion of the Debentures and continuance of such default for ten Business Days; or (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures, in this Indenture contained or in any supplemental indenture under which the Debentures have been issued, excluding any failure which resulted from a change in generally accepted accounting principles, for a period of 60 days after the date on which written notice of such failure (specified as a "Notice of Default"), requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least twenty-five percent in aggregate principal amount of the Debentures then outstanding; or (e) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors; or (g) the Company shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes, then and in each and every such case, unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by holders of the Debentures), may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture, in any supplemental indenture under which the Debentures have been issued or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay, or shall deposit with the Trustee a sum sufficient to pay, all matured installments of interest upon all the Debentures and the principal of (and premium, if any, on) any and all Debentures which shall have become due otherwise than by declaration, with interest upon such principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon any overdue installments of interest at the same rate of interest specified in the Debentures, to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and if any and all existing Events of Default, other than the nonpayment of the principal of the Debentures which shall have become due by declaration, shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then Outstanding by written notice to the Company and to the Trustee may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission or annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Debentures shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers the Company, the Trustee and the holders of the Debentures shall continue as though no such proceedings had been taken.

         Section 7.02. Collection Of Indebtedness By Trustee; Trustee May Prove Debt. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Debentures, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Debentures when the same shall have become due and payable, whether upon maturity or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all Debentures for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon any overdue installments of interest at same rate as the rate of interest specified in the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon such Debentures and collect in the manner provided by law out of the property of the Company or other obligor upon such Debentures wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Company or any other obligor upon the Debentures under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Debentureholders allowed in any judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Debentures in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and (c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Debentureholders and of the Trustee on their behalf and any receiver, assignee, liquidator, custodian, trustee or other similar official is hereby authorized by each of the Debentureholders to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Debentureholders, to pay the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and to assert claims under this Indenture, or under any of the Debentures may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures in respect of which such action was taken.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures in respect to which such action was taken, and it shall not be necessary to make any holders of such Debentures parties to any such proceedings.

         In the case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture, or in aid of the exercise of any power granted in this Indenture, or otherwise, and the Trustee may enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 7.03. Application Of Proceeds. Any moneys collected by the Trustee pursuant to Section 7.02 in respect of any Debentures shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures in respect of which moneys have been collected and making a notation thereon the payment if only partially paid, and upon surrender thereof if fully paid:

         First: To the payment of costs and expenses of collection, reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

         Second: In case the principal of the Debentures in respect of which moneys have been collected shall not have become due, to the payment of interest on the Debentures in default, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, at the same rate as the rate of interest specified in the Debentures, such payments to be made ratably to the persons entitled thereto;

         Third: In case the principal of the Debentures in respect of which moneys have been collected shall have become due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon all of the Debentures for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any), and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, at the same rate as the rate of interest specified in the Debentures, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures, then to the payment of such principal (and premium, if any) and interest without preference or priority of principal (and premium if any) over interest, or of interest over principal (and premium, if any), or of any installment of interest over any other installment of interest, or of any Debentures over any other Debentures, ratably to the aggregate of such principal (and premium, if any) and interest; and

         Fourth: To the Company.

         Section 7.04. Limitation On Suits By Debentureholders. No holder of any Debentures shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and unless also the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.06; it being understood and intended and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee that no one or more holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provision in this Indenture or any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of, premium, if any and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or any Redemption Date, or to receive Common Stock on or after the dates such stock should be delivered upon exercise of such holder's conversion rights under Article 15 hereof or to institute suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of such holder.

         Section 7.05. Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Default. All powers and remedies given by this Article Seven to the Trustee or to the Debentureholders, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Debentureholders , by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of the Debentures in exercising any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

         Section 7.06. Control By Debentureholders; Waiver Of Defaults. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debentures by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the Debentures not joining in the giving of said direction, it being understood that (subject to Section 8.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Debentureholders. Prior to the declaration of the maturity of the Debentures as provided in Section 7.01, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all the Debentures waive any past default hereunder and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of the Debentures. In the case of any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 7.07. Right Of Court To Require Filing Of Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Debenture , by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures Outstanding, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the due date expressed in such Debenture.


                                    ARTICLE 8
                                   THE TRUSTEE

         Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                    (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                   (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture;

        (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts and the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

        (d) whether or not therein provided, every provision of this Indenture that in any way relates to the Trustee shall be subject to the provisions of this Section;

         (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures; and

         (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

         Section 8.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 8.01:

         (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Debenture or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request, direction, order, demand or other communication of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

        (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

         (f) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture; and

        (g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         Section 8.03. Notice Of Default. If a default occurs and is continuing with respect to the Debentures and if it is known to the Trustee, the Trustee shall mail to each Holder of a Debenture entitled to receive reports pursuant to
Section 6.04(c) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal or of or interest on the Debentures, the

Trustee may withhold the notice if and so long as its Board of Directors, the executive Committee, or a Trust Committee of directors or Responsible Officers in good faith determines that withholding such notice is in the interests of the Debentureholders.

         Section 8.04. No Responsibility for Recitals, etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

         Section 8.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar. However, the Trustee is subject to Section 8.09, Section 8.10, Section 8.13 and Section 8.14 of this Indenture.

         Section 8.06. Monies to Be Held in Trust. Subject to the provisions of
Section 13.04 and Section 4.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

         Section 8.07.  Compensation And Indemnity.

         (a) The Company shall pay to the Trustee from time to time such compensation for its services as is agreed upon in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any and all loss, claim, damage, expense or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel provided that the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee's own negligence or willful misconduct.

        (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Debentures.

         (e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(d) or Section 7.01(e) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Federal bankruptcy, insolvency or related law.

         Section 8.08. Officers' Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee may request the delivery of an Officers' Certificate and such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

         Section 8.09. Conflicting Interests of Trustee. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of
Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 301(b)(1) of the Trust Indenture Act are met.

         Section 8.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.10 the combined capital and surplus of



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


such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 8.11.  Resignation or Removal of Trustee.

         (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee who, at the time of such appointment, meets the requirements of Section 8.10 and would not then be subject to a duty to resign under Section 8.10, by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) business days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 7.07, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

        (b) In case at any time any of the following shall occur:

                    (i) the Trustee shall fail to comply with Section 8.09 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

                   (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

                  (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the

Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.07, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, the Trustee so removed may petition at the expense of the Company any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

        (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.12.

         Section 8.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 8.07.



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


         No successor trustee can accept appointment as provided in this Section
8.12 unless, at the time of such acceptance, such successor trustee shall meet the requirements of Section 8.10 and not then be subject to a duty to resign under Section 8.09.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.13. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.09 and eligible under the provisions of Section 8.09.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 8.14. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.



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


                                    ARTICLE 9
                              THE DEBENTUREHOLDERS

         Section 9.01. Action by Debentureholders. Whenever in this Indenture it is provided that all holders or the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent, rescission, annulment or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen
(15) days prior to the date of commencement of solicitation of such action.

         Section 9.02. Proof of Execution by Debentureholders. Subject to the provisions of Section 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture Registrar.

         The record of any Debentureholders' meeting shall be proved in the manner provided in Section 10.06.

         Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.


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

         Section 9.04. Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company, any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, however, that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any Affiliate of the Company or any such other obligor on the Debentures. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

         Section 9.05. Revocation of Actions; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by all holders or the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture, any holder of a Debenture who has joined in such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.


                                   ARTICLE 10
                          MEETINGS OF DEBENTUREHOLDERS

         Section 10.01. Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this
Article 10 for any of the following purposes:

                    (i) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to

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


         consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 7;

                    (ii) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

                    (iii) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                  (iv) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

         Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

         Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 10.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

         Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more

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

Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

         Subject to the provisions of Section 9.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each Debenture Principal Amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record

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

the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.07. No Delay of Rights by Meeting. Nothing contained in this
Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.


                                   ARTICLE 11
                             SUPPLEMENTAL INDENTURES

         Section 11.01. Supplemental Indentures Without Consent Of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 15.05(a)(v) and the redemption obligations of the Company pursuant to the requirements of Article 12;

         (b) subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

         (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 12;

        (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants,

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


restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

         (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

         (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Debentures;

         (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

        (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

         (i) to provide for uncertificated Debentures in addition to or in place of Certificated Debentures.

         Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

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         Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

         Section 11.02. Supplemental Indenture with Consent of Debentureholders. With the consent (evidenced as provided in Article 9) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or change any obligation of the Company to redeem any Debenture upon the happening of a Change of Control or otherwise in a manner adverse to the holder of Debentures, or impair the right to convert the Debentures pursuant to the terms set forth herein, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

         In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination of the Indenture that adversely affects the rights of the Debentureholders will require the consent of the holders of at least 75% in aggregate principal amount of the Debentures then outstanding.

         Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental

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indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section
11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 11.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

         Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee may request an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11.


                                   ARTICLE 12
                              SUCCESSOR CORPORATION

         Section 12.01. Consolidation, Merger, Sale Or Conveyance. Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation of the Company with, or merger of the Company into, any other

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corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Company) authorized to acquire and own or operate the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale or conveyance, (i) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property and (ii) immediately after such consolidation, merger, sale or conveyance, the corporation formed by such consolidation, or into which the Company shall have been merged, will not be in default in the performance of the covenants and conditions of this Indenture.

         Section 12.02. Assumption And Substitution. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein.

         Such successor corporation may cause to be signed, and may issue either in its own name or in the name of Lucent Technologies Inc., any or all of the Debentures issuable pursuant to the provisions of Section 2.01 which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for that purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form may be made in the Debentures thereafter to be issued as may be appropriate.

         Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself any other corporation or entity (whether or not affiliated with the Company) or acquiring by purchase or

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

otherwise all or any part of the property of any other corporation or entity (whether or not affiliated with the Company).

         Section 12.03. Opinion Of Counsel. The Trustee, subject to the provisions of Section 8.01, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article 12.


                                   ARTICLE 13
                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been mutilated and in exchange and substitution for which other Debentures shall have been authenticated and made available for delivery destroyed, lost or stolen and in lieu of and in substitution for which other Debentures shall have been authenticated and made available for delivery) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a Redemption Notice and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures that have been mutilated and in exchange and substitution for which other Debentures shall have been authenticated and made available for delivery destroyed, lost or stolen and in lieu of and in substitution for which other Debentures shall have been authenticated and made available for delivery) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or Redemption Date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of and premium, if any, or interest on the Debentures (1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of Section 13.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the

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

Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

         Section 13.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01, provided that such deposit was not in violation of Article 4, shall be held in trust for the sole benefit of the Debentureholders and not to be subject to the subordination provisions of Article 4, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (other than the Company), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

         Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

         Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

         Section 13.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

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                                   ARTICLE 14
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         Section 14.01. Indenture and Debentures Solely Corporate Obligations. To the extent permitted by law, no recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures. Each Debentureholder by accepting a Debenture waives and release all such liability.


                                   ARTICLE 15
                            CONVERSION OF DEBENTURES

         Section 15.01. Right to Convert. Subject to and upon compliance with the provisions of this Indenture, including, without limitation, Article 4, the holder of any Debenture shall have the right, at its option, at any time after the earlier of (i) May 6, 2002, and (ii) the day immediately following the date of the share distribution in connection with the Company's spin-off of Agere Systems, Inc., through the close of business on the final maturity date of the Debentures (except that, with respect to any Debenture or portion of a Debenture that shall be called for redemption, such right shall terminate, except as provided in Section 15.02 or Section 3.02, at the close of business on the Business Day next preceding the applicable Redemption Date for such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is equal to the Debenture Principal Amount or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided, together with any required funds, as provided in Section 15.02. A Debenture in respect of which a holder is exercising its option to require redemption upon a Change of Control pursuant to Section 16.01 may be converted only if such holder withdraws its election to exercise in accordance with
Section 3.03(c). A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has

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


converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 15.

         Section 15.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Certificated Debenture, the holder of any such Debenture to be converted in whole or in part shall surrender such Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.02, accompanied by the funds, if any, required by the penultimate paragraph of this Section 15.02, and shall give written notice of conversion in the form entitled "Conversion Notice" provided on the Debentures (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.06. Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

         In order to exercise the conversion privilege with respect to any beneficial interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery the beneficial interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 15.02 and any transfer taxes if required pursuant to
Section 15.06.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such Debentureholder at the office or agency maintained by the Company for such purpose pursuant to Section 5.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of this Article 15 and scrip in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 15.03. In case any Debenture of a denomination greater than the Debenture Principal Amount shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and

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

the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

         Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Debenture (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall consider the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which conversion shall be deemed to have been effected.

         No adjustment in respect of interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If a Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date, such Debenture (or portion hereof being converted) must be accompanied by an amount, in immediately available same day funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion an announced default in the payment of interest on the Debentures.

         Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.

         Section 15.03. Scrip in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Debentures. In lieu thereof, the Company shall deliver scrip that will entitle the holder to receive a full share of Common Stock upon surrender of such scrip aggregating a full share. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered.

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         Section 15.04. Conversion Price. The conversion price shall be as specified in the form of Debenture (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article 15.

         Section 15.05.  Adjustment of Conversion Price.

         (a) The Conversion Price shall be adjusted from time to time by the Company as follows:

                    (i) Stock Splits and Combinations. In case the Company, at any time or from time to time (A) subdivides or splits the outstanding shares of Common Stock, (B) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares or (C) issues by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to that event or the record date therefor, whichever is earlier, will be adjusted so that the holder of any Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those Debentures been surrendered for conversion immediately prior to the occurrence of that event or the record date therefor, whichever is earlier.

                   (ii) Stock Dividends in Common Stock. In case the Company, at any time or from time to time pays a dividend or makes a distribution in shares of Common Stock on any class of Capital Stock of the Company other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in
         Section 15.05(a)(i) above, and the total number of shares constituting such dividend or distribution exceeds 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the Conversion Price will be adjusted by multiplying (A) the Conversion Price immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution, by (B) a fraction, the numerator of which will be the number of shares of Common Stock outstanding at the close of business on that record date and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

                In case the total number of shares constituting that dividend or distribution does not exceed 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Common Stock will be considered to be issued as a dividend or distribution at the time of any such next

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

   succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the conversion price has been made, exceeds 25% of the total number of shares of Common Stock outstanding at the close of business on the record date for such dividend or distribution.

           (iii) Issuance of Rights or Warrants. In case the Company issues to all holders of Common Stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants will be decreased by multiplying (A) the Conversion Price by (B) a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph
   (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock will be deemed to be the issuance of rights or warrants to purchase the Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment will be made successively whenever any such event shall occurs.

            (iv) Distribution of Indebtedness, Securities or Assets. In case the Company distributes to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (iii) above or a dividend payable exclusively in cash, shares of Capital Stock or similar equity interests in the case of a Spin-Off, referred to in the succeeding paragraph, and other than as a result of a Fundamental Change referred to in paragraph (v) below), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be decreased by multiplying (A) the Conversion Price by (B) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the

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   Current Market Price of the Common Stock plus the Fair Market Value of the portion of those evidences of indebtedness, shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

         In case of a Spin-Off, the Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the relevant dividend or other distribution will be decreased by multiplying (x) the Conversion Price by (y) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock.

         The adjustment to the Conversion Price under the preceding paragraph will occur at the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

            (v) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property or assets (each, a "Fundamental Change"), the holder of each Debenture Outstanding immediately prior to the occurrence of a Fundamental Change which remains Outstanding after that Fundamental Change has the right upon any subsequent conversion to receive (but only out of funds legally available, to the extent required by applicable law) the kind and amount of stock, other securities, cash, property or assets that the holder would have received if that Debenture had been converted immediately prior to the Fundamental Change.

         In case of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Debenture shall be convertible into the kind and amount of shares of stock, other securities, cash or other property or assets receivable upon such Fundamental Change by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures) immediately prior to such

Fundamental Change assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities, cash or other property or assets receivable upon such Fundamental Change (provided that, if the kind or amount of stock, other securities, cash or other property or assets receivable upon such Fundamental Change is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this
Section 15.05 the kind and amount of stock, other securities, cash or other property or assets receivable upon such Fundamental Change for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive Fundamental Changes.

            (vi) Special Adjustment for Some Changes of Control. In the event of a Fundamental Change that constitutes a Change of Control in a transaction or series of related transactions in which (A) the stockholders of the Company receive consideration per share of Common Stock that is greater than the Conversion Price, without giving effect to the adjustment described below, at the effective time of the Change of Control, and (B) at least 10%, but less than 75%, of the total consideration paid to the stockholders of the Company consists of cash, cash equivalents, securities or other assets (other than publicly traded securities) (collectively, "Non-Public Consideration"), then the Conversion Price will be adjusted so that, upon conversion of Debentures Outstanding after the Change of Control, in addition to the Common Stock or other securities deliverable upon the conversion of the Debentures as described in Section 15.01 and 15.02 and subparagraphs (i) through (v) above, the holder will receive, in respect of each Debenture, a number of publicly traded securities of the acquiror determined through the following calculation:

         PV Cash Flows x (Non-Public Consideration/Total Consideration)
         --------------------------------------------------------------
                              Acquiror Stock Price

where:

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

PV Cash
Flows = the present value of the aggregate interest payments that would have been payable on a Debenture from the date of conversion through August 15, 2006, calculated using a discount rate equal to 2.00% plus the yield to maturity of U.S. Treasury securities having a maturity closest to, but not later than, August 15, 2006;

Total
Consideration =               the total value of the consideration payable to the
                              Company's stockholders at the effective time of
                              such Change of Control, with the value of any assets
                              or securities other than cash or publicly traded
                              securities being determined in good faith by the
                              Board of Directors based on an opinion as to such
                              value obtained from an accounting, appraisal or
                              investment banking firm of international standing;
                              and

Acquiror Stock
Price = the Sale Price of a share of the acquiror's publicly traded common stock or other publicly traded securities delivered in connection with the Change of Control transaction at the effective time of such Change of Control;


         provided, however, that if the consideration received by the Company's stockholders in respect of such Change of Control is greater than the Conversion Price at the effective time of the Change of Control and consists of at least 75% Non-Public Consideration or if the acquiror's common stock is not publicly traded, then upon conversion of Debentures Outstanding after such Change of Control, in lieu of the foregoing Conversion Price adjustment set forth in this subparagraph (vi), each holder shall be entitled to receive, in respect of each Debenture, an additional amount in cash calculated as follows:

         PV Cash Flows x (Non-Public Consideration/Total Consideration).

                  (vii) Self-Tender. In case the Company or any of its Subsidiaries engages in a tender or exchange offer for all or any portion of the Common Stock that shall expire, and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value that as of the last time (the "Expiration Time") tenders or

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

         exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that it shall equal the rate determined by
         (A) multiplying the Conversion Price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, such decrease to become effective as of the opening of business on the Trading Day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

                 (viii) Extraordinary distribution in cash. In case the Company pays a dividend or makes a distribution in cash on the Common Stock and the amount of cash constituting the dividend or distribution exceeds 15% of the Current Market Price of the Common Stock at the close of business on the day that the Common Stock trades ex-distribution, the Conversion Price in effect immediately before the close of business on the day that the Common Stock trades ex-distribution will be adjusted by multiplying (A) the Conversion Price by (B) a fraction, the numerator of which will be the Current Market Price of the Common Stock and the denominator of which will be the Current Market Price of the Common Stock plus the amount per share of such dividend or distribution.

        (b) Anything in paragraph (a) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least l%, and when the cumulative net effect of more than one adjustment so determined

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

shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this Article 15, the holders of Debentures upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of Debentures shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

         (c) There shall be no adjustment of the Conversion Price in case of the issuance of any Capital Stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section.

        (d) In any case in which Article 15 requires that an adjustment as a result of any event is to become effective from and after a record date, the Company may elect to defer until after the occurrence of that event (i) issuing to the holder of any Debentures converted after that record date and before the occurrence of that event the additional shares of Common Stock issuable upon that conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) paying to such holder any amount by delivering scrip in lieu of a fractional share of Common Stock.

         (e) If the Company takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof, the Company legally abandons its plan to pay or deliver the dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon conversion of Debentures or in the Conversion Price then in effect shall be required by reason of the taking of the record.

         (f) The Board of Directors shall have the power to resolve any ambiguity or, subject to applicable law, correct any error in this Article 15 and its action in so doing shall be final and conclusive.

        (g) The Company may make such reductions in the Conversion Price, in addition to those required by Section 15.05(a) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall provide Notice to holders of Debentures of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and the Notice shall state the reduced Conversion Price and the period during which it will be in effect.

        (h) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall provide Notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective to the holders of Debentures. Failure to deliver the Notice shall not affect the legality or validity of any such adjustment.

         (i) For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         Section 15.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 15.07. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to permit the conversion of all the Outstanding Debentures as such Debentures are presented for conversion from time to time.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate

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

action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         Subject to Section 15.06, the Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon delivery be fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

         The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

         Section 15.08. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 15.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 15.09.  Notice to Holders Prior to Certain Actions.  In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 15.05; or

        (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and provide to each holder of Debentures at least ten (10) days prior to the applicable date hereinafter specified, Notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(y), if known, the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and, if known, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.


                                   ARTICLE 16
                                CHANGE OF CONTROL

         Section 16.01.  Change Of Control Put Right.

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

         (a) If a Change of Control occurs, each holder of Debentures that remain Outstanding after the Change of Control will have the right to require the Company to redeem all or any part of such holder's Outstanding Debentures, out of legally available funds, at the Redemption Price. The Company may, at its option, elect to pay the Redemption Price in cash or, in shares of the Company's Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof; provided that the Company may pay such Redemption Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement. The Company's right to redeem Debentures, in whole or in part, with shares of Common Stock is subject to the conditions set forth in
Section 3.04.

         (b) Holders of the Debentures will not have the right set forth in paragraph (a) above if:

                    (i) the Sale Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement thereof (in the case of a Change of Control under paragraph (a) of the definition of "Change of Control" in Section 1.01) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under paragraph (b), (c) or (d) of the definition of "Change of Control" in
         Section 1.01) shall equal or exceed 105% of the Conversion Price of the Debentures immediately after the later of the Change of Control and the public announcement thereof; or

                   (ii) at least 95% of the consideration in the Change of Control transaction consists of Capital Stock traded on a U.S. national securities exchange or quoted on the Nasdaq, and as a result of the transaction, the Debentures become convertible solely into this Capital Stock.

         (c) Within 30 days following any Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and a description of the offer;

                  (ii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iii) the instructions determined by the Company, consistent with this Section, that a holder must follow in order to have its Debentures redeemed.

        (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the redemption of Debentures as a result of a Change of Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section.

         (e) For a Debenture to be redeemed as provided in this Section, the Company must receive at the office or agency of the Company maintained for that purpose a "Notice of Election of Redemption Upon A Change of Control" on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer three Business Days prior to the purchase date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for redemption shall be determined by the Company, whose determination shall be final and binding absent manifest error.

         On the purchase date set forth in the notice mailed to holders pursuant to subsection (c) above, the Company will, to the extent lawful, (i) redeem all Debentures properly tendered, (ii) deposit with the Trustee an amount equal to the Redemption Price of the Debentures so tendered and (iii) deliver or cause to be delivered to the Trustee Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of the Debentures being redeemed by the Company. The Trustee will promptly mail or deliver to each holder of Debentures so tendered the applicable payment for those Debentures, and, for Debentures redeemed in part only, the Company shall execute and the Trustee shall authenticate and make delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented. The Company shall publicly announce the results of its offer on or as soon as practicable after the Redemption Date for the redemption of Debentures in connection with a Change of Control.

         (f) The Company will not be required to make an offer to redeem any Debentures upon the occurrence of a Change of Control if a third party makes an offer to purchase the Debentures in the manner, at the times and otherwise in compliance with the requirements described in this Section and purchases all Debentures validly tendered and not withdrawn.

        (g) The right of the holders of Debentures described in this Section will be subject to the Company's obligation to repay or repurchase all of its debt obligations required to be repurchased or repaid in connection with a transaction or event that constitutes a Change of Control and to any contractual restrictions then contained in the Company's indebtedness.

         When the Company shall have satisfied these obligations or these obligations are not applicable to the Company, and, subject to the legal availability of funds for this purpose, the Company shall then redeem all

Debentures tendered for purchase by the Company upon a Change of Control pursuant to this Section.


                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         Section 17.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

         Section 17.02. Official Acts by Successor Corporation. Any act or proceeding under any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

         Section 17.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by facsimile transmission (confirmed by hard copy) addressed (until another address is filed by the Company with the Trustee) to Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey, 07974, Attention: Facsimile No. ( )_________. Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by facsimile transmission (confirmed by hard copy) addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at [The Bank of New York], [114 West 47th Street, 25th Floor, New York, New York 10036], Attention: Corporate Business Unit, Facsimile No. (212)_________.

         The Company or Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail or deliver a notice, Notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it;

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

provided, however, that any notice or communication to the Trustee shall be deemed given only upon receipt.

         In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         Section 17.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

         Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 17.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period from and after such date.

         Section 17.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that this Section 17.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such

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

qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

         Section 17.08. No Security Interest Created. Nothing in this Indenture or the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company and its Subsidiaries is located, other than the security interest granted to the Trustee in Section 8.07.

         Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder, the holders of Debentures and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 17.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers, exchanges and substitutions of Debentures hereunder, including under Section 2.04, 2.05, 2.06, 2.07, 3.01(c) , 3.03, Section 11.04 and Section 15.02 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

         Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

         The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

         The provisions of Section 8.02, 8.04, 8.05, 9.03 and this Section 17.11 shall be applicable to any authenticating agent.

         Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 17.13. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 17.14. No Adverse Interpretation Of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

         [The Bank of New York] hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                        LUCENT TECHNOLOGIES INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        [THE BANK OF NEW YORK], as Trustee



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

         For Global Debenture only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE DEBENTURE EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (B) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE

BENEFIT OF THE COMPANY THAT (I) IT IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (Y) A NON-U.S. PERSON AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

                            LUCENT TECHNOLOGIES INC.

              8.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2031

                                                            CUSIP: _____________
                                                             ISIN: _____________

No.                                                              $______________

         Lucent Technologies Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to __________________ or its registered assigns, the principal sum of
_________________ dollars ($___________) on August 1, 2031, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing February 1, 2002, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 8.00%, from the February 1 or August 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from [____________, _____], until payment of said principal sum has been made or duly provided for; provided, however, that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Debenture shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from ____, ____. [The Company further hereby promises to pay, at said office or agency, in like coin or currency, any Additional Interest that it may from time to time be required to pay pursuant to Section 2(d) of the Registration Rights Agreement at the same time and in the same manner as payments of interest as specified above.]*
Except as otherwise provided in the Indenture, the interest and Additional Interest payable on this Debenture pursuant to the Indenture on any February 1 or August 1 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the record date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such February 1 or August 1, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
















----------
         * To be included unless the Indenture is entered into after the applicable period in which a Registration Default could occur, pursuant to the terms of the Registration Rights Agreement, has expired.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                                        LUCENT TECHNOLOGIES INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Dated:


Attest: __________________
        Name:
        Title:
        Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

[[THE BANK OF NEW YORK], as Trustee]

[[AUTHENTICATING AGENT], as Authenticating Agent]


By: _____________________
    Name:
    Title:
    Dated:

                              REVERSE OF DEBENTURE

                            LUCENT TECHNOLOGIES INC.

               8.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2031

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 8.00% Convertible Subordinated Debentures due 2031 (herein called the "Debentures"), limited to the aggregate principal amount of
$[           ] all issued or to be issued under and pursuant to an Indenture dated as of _________ __, ____ (herein called the "Indenture"), between the Company and [The Bank of New York], as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

         In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable upon redemption thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or change any obligation of the Company to redeem any Debenture upon the happening of a Change of Control or otherwise in a manner adverse to the holder of the Debentures, or impair the right to convert the Debentures pursuant to the terms set forth in the Indenture without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding. In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination of the Indenture that adversely affects the rights of the holders of the Debentures will require the consent of the holders of at least 75% in aggregate principal amount of the

Debentures then Outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default under the Indenture and its consequences except a default in the payment of interest or any premium on, or the principal of, any of the Debentures, or a failure by the Company to convert any Debentures pursuant to
Article 15 of the Indenture, or a default in the payment of the Redemption Price on any Redemption Date, or a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment, to the extent and in the manner provided in Article 4 of the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Debentures are issuable in fully registered form, without coupons, in denominations equal to the Debenture Principal Amount and any integral multiple thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

         The Debentures may be redeemed by the Company for cash, in whole or in part, at any time on or after August 15, 2006, upon notice as set forth in
Section 3.01(b) of the Indenture, at the Redemption Price, if the Company shall have funds legally available for such redemption.

         The Company may not give notice of and the Trustee shall not redeem any Debentures or provide any Redemption Notice, if a default in the payment of interest or premium, if any, on the Debentures has occurred and is continuing.

         On the Redemption Dates of August 2, 2004, August 2, 2007, August 2, 2010 and August 2, 2016, the Company shall, at the option of the holder, be required, subject to having funds legally available therefor, to redeem at the Redemption Price any Outstanding Debentures for which a written Redemption Notice has been properly delivered by the holder to the Trustee and not withdrawn. Holders may submit their Debentures for redemption to the Trustee at any time from the opening of business on the date that is 45 Business Days prior to such Redemption Date until the close of business on the Business Day that is three (3) Business Days prior to such Redemption Date. The Company may, at its option, elect to pay the Redemption Price in cash or in shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof. The Company may pay such Redemption Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement.

         If a Change of Control occurs, each holder of Debentures that remain Outstanding after the Change of Control shall have the right to require the Company to redeem all or any part of such holder's Outstanding Debentures, out of legally available funds, at the Redemption Price. This right of holders will be subject to the Company's obligation to repay or repurchase any indebtedness required in connection with a Change of Control and to any contractual restrictions then contained in the Company's indebtedness. The Company may, at its option, elect to pay the Redemption Price in cash or, in shares of the Company's Common Stock valued at a discount of 5% from the Market Price of the Common Stock, or any combination thereof; provided that the Company may pay such Redemption Price in shares of its Common Stock only if such shares are eligible for immediate resale in the public market by non-affiliates of the Company absent a registration statement. The Company's right to redeem Debentures, in whole or in part, with shares of Common Stock is subject to the conditions and procedures set forth in the Indenture.

         Subject to and upon compliance with the provisions of the Indenture, the holder hereof has the right, at its option, at any time after the earlier of
(i) May 6, 2002, and (ii) the day immediately following the date of the share distribution in connection with the Company's spin-off of Agere Systems, Inc., through the close of business on the final maturity date of the Debentures, to convert the principal hereof or any portion of such principal which is equal to the Debenture Principal Amount or an integral multiple thereof into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the Conversion Price of $____, as may adjusted from time to time as provided in the Indenture, upon surrender of this Debenture and the completion of other procedures set forth in the Indenture including submission of a conversion notice in the form entitled "Conversion Notice" on the reverse hereof and, if this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date, this Debenture (or portion hereof being converted) must be accompanied by an amount, in immediately available same day funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion an announced default in the payment of interest on the Debentures. No fractional shares of Common Stock will be issued upon any conversion. In lieu thereof, the Company shall deliver scrip that will entitle the holder to receive a full share of Common Stock upon surrender of such scrip aggregating a full share. A Debenture in respect of which a holder is exercising its right to require redemption upon a Change of Control may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Debentures called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be purchased from the holders of such Debentures for an amount equal to the applicable Redemption Price by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Debentures from the holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the holders.

         Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall be valid, and, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         To the extent permitted by law, no recourse for the payment of the principal of, or premium, if any, or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM = tenants in common

          UNIF GIFT MIN ACT = Uniform Gift to Minors Act

          TEN ENJ = tenants by the entireties CUST = custodian

          JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO: [LUCENT TECHNOLOGIES INC.] [conversion agent]


         The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is equal to the Debenture Principal Amount or an integral multiple thereof) below designated, into shares of Common Stock of Lucent Technologies Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any scrip representing fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: _______________

_____________________

_____________________

Signature(s)


                                  NOTICE: The above signatures of the
                                  holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

     Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of Lucent Technologies Inc. or its conversion agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Lucent Technologies Inc. or its conversion agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     ________________________
     Signature Guarantee

         Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

____________________________
(Name)

____________________________
(Street Address)

____________________________
(City, State and Zip Code)

____________________________
Please print name and address

Principal amount to be converted
(if less than all):

____________________________

Social Security or Other Taxpayer
Identification Number:

____________________________

                        NOTICE OF ELECTION OF REDEMPTION
                            UPON A CHANGE OF CONTROL

TO: [LUCENT TECHNOLOGIES INC.] [conversion agent]


         The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Lucent Technologies Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Debenture, or the portion thereof (which is equal to the Debenture Principal Amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Dated: _____________

___________________

___________________
Signature(s)

                               NOTICE: The above signatures of the
                               holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                               Principal amount to be repaid (if less than all):

                               ______________________________________


                               ______________________________________
                               Social Security or Other Taxpayer
                               Identification Number

                 NOTICE OF ELECTION OF REDEMPTION ON A SPECIFIED
                                REDEMPTION DATE

TO: LUCENT TECHNOLOGIES INC.
    [TRUSTEE]

    The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of notice from Lucent Technologies Inc. (the "Company") as to a Redemption Date pursuant to Section 3.03(b) of the Indenture with respect to this Debenture and requests and instructs the Company to redeem the entire principal amount of this Debenture, or the portion thereof (which is an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Certificate No.:

    In the event that the Company elects to pay the Redemption Price in Common Stock, in whole or in part, but the Redemption Price is ultimately to be paid entirely in cash, the undersigned hereby elects to:

    [ ] withdraw this Redemption Notice as to __________ or all of the Debentures to which it relates; or

    [ ] to receive cash in respect of the entire Redemption Price for all of the Debentures to which this Redemption Notice relates.

Dated: _____________

___________________

___________________
Signature(s)

                               NOTICE: The above signatures of the
                               holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                               Principal amount to be repaid (if less than all):

                               ____________________________________________

                               ____________________________________________
                               Social Security or Other Taxpayer
                               Identification Number



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

                                   ASSIGNMENT

         For value received __________________________________________ hereby sell(s) assign(s) and transfer(s) unto ______________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ____________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

1.           [ ]      To Lucent Technologies Inc.; or

2.           [ ]      So long as this Debenture is eligible for resale pursuant
                      to Rule 144A, to a person whom the undersigned reasonably believes is a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on, pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

3.           [ ]      Pursuant to an exemption from registration under the
                      Securities Act of 1933, as amended, provided by Rule 144;
                      or

4.           [ ]      Outside the United States in an offshore transaction
                      complying with Regulation S under the Securities Act of 1933, as amended; or

5.           [ ]      Pursuant to an effective registration statement under the
                      Securities Act, as amended.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or
(4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Debentures, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

Dated: _________________
                                       _____________________________

                                       _____________________________
                                       Signature(s)




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

                                  NOTICE: The above signatures of the
                                  holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                               Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                               __________________________
                               Signature Guarantee





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